UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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HARSCO CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2021

Annual Meeting of Stockholders and

Proxy Statement

Harsco Corporation

350 Poplar Church Road

Camp Hill, PA 17011 USA

350 Poplar Church Road

Camp Hill, PA 17011 USA

Invitation to Attend 2021 Annual Meeting of Stockholders

Tuesday, April 20, 2021

9:00 a.m., Eastern Time

Via Virtual Meeting Format

Dear Fellow Stockholders:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Harsco Corporation (the “Company”). Due to the ongoing public health impact of the Coronavirus outbreak (Covid-19), the Annual Meeting will again be held via virtual meeting format only via the Internet at www.meetingcenter.io/222996118 on Tuesday, April 20, 2021, beginning at 9:00 a.m., Eastern Time. Stockholders and others will not be able to attend the Annual Meeting physically in person.

Information about the business to be conducted at the Annual Meeting, including a listing and discussion of the various matters on which you will be asked to act, can be found in the attached Notice of 2021 Annual Meeting of Stockholders and Proxy Statement.

Your vote is very important to us, and I encourage you to vote your shares whether or not you plan to virtually attend the Annual Meeting. There are several ways in which you can vote your shares, including via the Internet, by telephone, or by signing, dating and returning your Proxy Card. Specific information about each of these voting methods can be found in the Proxy Statement under the heading “Questions and Answers About the Company’s Annual Meeting.”

On behalf of my fellow members of the Board of Directors, I want to thank you in advance for voting and for your continued support of our Company.

Sincerely,

F. Nicholas Grasberger III

Chairman, President & Chief Executive Officer

March 10, 2021

i

Table of Contents (continued)

ii

Notice of 2021 Annual Meeting of Stockholders

Tuesday, April 20, 2021 9:00 a.m., Eastern Time

Via Virtual Meeting Format

The 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Harsco Corporation (the “Company”) will be held on Tuesday, April 20, 2021, beginning at 9:00 a.m., Eastern Time via the Internet at www.meetingcenter.io/222996118. The password for the Annual Meeting of Stockholders is HSC2021. Stockholders and others will not be able to attend the Annual Meeting in person.

The purposes of the meeting are as follows:

1.	To elect the eight nominees named in the Proxy Statement to serve as Directors until the 2022 Annual Meeting of Stockholders;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2021;

3.	To vote, on an advisory basis, to approve the compensation of the Company’s named executive officers;

4.	To vote on an Amendment No. 2 to the 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan; and

5.	To conduct such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Proxy Statement accompanying this Notice of 2021 Annual Meeting of Stockholders describes each of these items in detail. In addition, the Proxy Statement contains other important information that you should read and consider before you vote.

The Board of Directors of the Company has fixed the close of business on February 23, 2021 as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

The Company is furnishing proxy materials over the Internet as permitted under the rules of the Securities and Exchange Commission. Under these rules, many of the Company’s stockholders will receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the Notice of 2021 Annual Meeting of Stockholders and Proxy Statement, our Proxy Card, our Annual Report on Form 10-K and the Letter from our Chairman & CEO. We believe this process allows us to provide our stockholders with the information they need while lowering the costs of printing and distributing proxy materials. Stockholders who do not receive a Notice of Internet Availability of Proxy Materials will receive a paper copy of the proxy materials by mail.

Your vote is very important to us and we encourage you to vote your shares as soon as possible even if you plan to attend the Annual Meeting in person. Information about how to vote your shares via the Internet, by telephone, or by signing, dating and returning your Proxy Card can be found in the enclosed Proxy Statement.

By order of the Board of Directors,

Russell C. Hochman

Senior Vice President and General Counsel, Chief Compliance Officer & Corporate Secretary

March 10, 2021

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on April 20, 2021. The Notice of 2021 Annual Meeting of Stockholders and Proxy Statement, our Proxy Card, our Annual Report on Form 10-K and the Letter from our Chairman & CEO are available free of charge at www.envisionreports.com/hsc (for registered stockholders) or www.edocumentview.com/hsc (for all other stockholders), or by calling toll-free (866) 641-4276.

Proxy Summary

2021 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Tuesday, April 20, 2021 9:00 a.m., Eastern Time

Record Date:	February 23, 2021

Entry Details:	In light of the ongoing public health impact of the Coronavirus outbreak (Covid-19), the Annual Meeting will be held in a virtual meeting format only via the Internet at www.meetingcenter.io/222996118. Stockholders and others will not be able to attend the Annual Meeting physically in person.

Stockholders as of the record date who have a control number and a meeting password may attend the Annual Meeting via the Internet as a “Shareholder” and may vote during, and participate in, the Annual Meeting by following the instructions available on the meeting website during the meeting. For registered stockholders, their control number can be found on their proxy card or notice, or email they previously received. The password for the Annual Meeting is HSC2021.

Stockholders who hold shares through a bank, broker or other nominee must obtain a legal proxy from their bank, broker or other nominee and register in advance to be able to attend the Annual Meeting as a “Shareholder” and vote during, and participate in, the Annual Meeting. To register, such stockholders must submit to Computershare by email (legalproxy@computershare.com) proof of their legal proxy reflecting their Company share holdings (in the form of an image of their legal proxy), along with their name and email address. Registration emails must be labeled “Legal Proxy” and be received by Computershare no later than 5:00 p.m., Eastern Time, on April 9, 2021. Stockholders as of the record date who hold shares through a bank, broker or other nominee and properly register will receive an email from Computershare confirming their registration together with a control number.

Stockholders and other interested parties who do not have a control number may attend the Annual Meeting via the Internet as a “Guest” but will not have the option to vote or ask questions during the meeting.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Voting Matter	Board Vote Recommendation	Page Number with More Information
Proposal No. 1: Election of Directors	FOR each nominee	14
Proposal No. 2: Ratification of Appointment of Independent Auditors	FOR	30
Proposal No. 3: Vote, on an Advisory Basis, to Approve Named Executive Officer Compensation	FOR	77
Proposal No. 4: Vote on an Amendment No. 2 to the 2016 Non-Employee Directors’ Long-Term Equity and Compensation Plan	FOR	79

This Proxy Summary contains highlights of certain information in this Proxy Statement. Because it is only a summary, it does not contain all the information that you may wish to consider prior to voting. Please review the complete Proxy Statement and the Company’s Annual Report on Form 10-K for additional information.

OUR DIRECTOR NOMINEES

You have the opportunity to vote on the election of the following eight nominees for Director. Additional information regarding each Director nominee’s experience, skills and qualifications to serve as a member of the Company’s Board of Directors can be found in the section entitled “Nominees for Director.”

Name	Age	Years on Board	Position	Independent	Committee Memberships*#
James F. Earl	64	9	Retired Executive Vice President of GATX Corporation	Yes	Audit Governance
Kathy G. Eddy	70	17	Founding Partner of McDonough, Eddy, Parsons & Baylous, AC	Yes	Audit MD&C
David C. Everitt	68	11	Independent Lead Director of the Company Former Co-Leader of Deere & Co.’s Agriculture and Turf Division	Yes	MD&C Governance
F. Nicholas Grasberger III	57	7	Chairman, President & CEO of the Company	No	None
Carolann I. Haznedar	61	2	Retired Senior Vice President Americas, DuPont Performance Materials	Yes	Audit Governance+
Mario Longhi	66	3	Retired President & Chief Executive Officer of United States Steel Corporation	Yes	Audit MD&C
Edgar (Ed) M. Purvis, Jr.	63	3	Retired Executive Vice President and Chief Operating Officer of Emerson Electric Co.	Yes	MD&C+ Governance
Phillip C. Widman	66	7	Retired Senior Vice President and Chief Financial Officer of Terex Corporation	Yes	Audit+ Governance

*	MD&C = Management Development and Compensation Committee
Governance = Governance Committee
#	Reflects Committee Memberships as of March 1, 2021
+	Indicates Committee Chair as of March 1, 2021

GOVERNANCE HIGHLIGHTS

Board Composition

•	2 new Directors in the last 3 years; 3 new Directors in last 5 years

•	Highly qualified Directors reflect broad mix of business backgrounds, skills and experiences

Corporate Governance

•	3 fully independent Board committees

•	Executive session of independent Directors held at each regularly-scheduled Board meeting

•	Declassified Board – all Directors elected annually

•	By-laws provide a resignation requirement if a Director does not receive majority approval in uncontested election (subject to acceptance by Board)

•	Restated Certificate of Incorporation provides for majority voting in uncontested elections of Directors

•	Formal policy on Board diversity

•	Mandatory retirement age of 72

•	Annual Board and committee self-assessments

•	Bi-annual evaluation of individual Director performance

•	Corporate Governance Principles limit Director membership on other public company boards

•	Committee oversight of Environmental Social & Governance (“ESG”) matters

•	Strong clawback and anti-hedging policies

•	Significant share ownership requirements for Directors and senior executives

•	Active role in risk oversight

•	Annual advisory vote to approve named executive officer compensation

EXECUTIVE COMPENSATION HIGHLIGHTS

Our executive compensation program is designed to provide competitive pay based on Company performance, attract, retain and motivate our senior leaders, align the interests of executives with those of our stockholders, and drive long-term stockholder value. To achieve these objectives, our program includes the following key features:

We Pay for Performance

by aligning our total compensation with business strategies to reward executives who achieve or exceed applicable Company and business unit goals.

•	At target performance levels, 2020 variable compensation represented approximately 82% of our Chairman, President & Chief Executive Officer’s (“CEO”) total compensation and, on average, approximately 67% of total compensation for our other named executive officers (“NEOs”).

•	Payouts under our 2020 annual incentive plan were 100% performance based – all NEOs and payouts varied based upon performance achievement.

•	Forty percent of the equity awards granted to our CEO and one third of the equity awards granted to our other NEOs in 2020 were in the form of Performance Share Units (“PSUs”), which may be earned based on achievement of pre-determined performance goals.

We Pay Competitively

by setting total target compensation at the median of our defined market for talent.

•	We regularly review and, as appropriate, make changes to our compensation peer group to ensure it is representative of our market for talent, our business portfolio and our global footprint.

•	We provide competitive benefits to attract and retain our NEOs.

We Align Our Compensation Programs with Stockholder Interests by providing a significant amount of each NEO’s compensation opportunity in the form of equity and requiring NEO stock ownership.

•	Our 2020 long-term incentive plan was comprised entirely of equity-based vehicles (Restricted Stock Units, Stock Appreciation Rights (“SARs”) and Performance Share Units).

•	Stock ownership requirements for our current NEOs ranged from three times salary for NEOs other than our CEO to six times salary for our CEO.

We Employ Sound Compensation Governance

by including practices and policies that are consistent with market practices, supportive of our business structure and aligned with stockholders’ expectations.

•	We follow a number of compensation guidelines and policies implemented to manage our programs in a prudent and risk averse manner.

NEO Total Target Compensation for 2020

Compensation Element	% of Total (CEO)	% of Total (Avg. for All Other NEOs)	Description	Cash	Equity

Base Salary	18	33	Annual stable source of income	Yes

Annual Incentive (AIP Award)	20	24	Variable, performance-based annual cash payment	Yes

Long-Term Incentive (LTIP Awards)	62	43	Variable, time and performance-based annual equity award grants with three-year vesting		Yes

Proxy Statement

This Proxy Statement and the accompanying form of proxy are first being sent to the stockholders on or about March 10, 2021, and are being furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Harsco Corporation (the “Company,” “Harsco,” “we” or “us”) for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held in a virtual meeting format only via the Internet at www.meetingcenter.io/222996118 on Tuesday, April 20, 2021, beginning at 9:00 a.m., Eastern Time.

Stockholders and others may not attend the Annual Meeting in person. Stockholders as of the record date who have a control number and a meeting password may attend the Annual Meeting via the Internet as a “Shareholder” and may vote during, and participate in, the Annual Meeting by following the instructions available on the meeting website during the meeting. For registered stockholders, their control number can be found on their proxy card or notice, or email they previously received. The password for the Annual Meeting is HSC2021.

Stockholders who hold shares through a bank, broker or other nominee must obtain a legal proxy from their bank, broker or other nominee and register in advance to be able to attend the Annual Meeting as a “Shareholder” and vote during, and participate in, the Annual Meeting. To register, such stockholders must submit to Computershare by email (legalproxy@computershare.com) proof of their legal proxy reflecting their Company share holdings (in the form of an image of their legal proxy), along with their name and email address. Registration emails must be labeled “Legal Proxy” and be received by Computershare no later than 5:00 p.m., Eastern Time, on April 9, 2021. Stockholders as of the record date who hold shares through a bank, broker or other nominee and properly register will receive an email from Computershare confirming their registration together with a control number.

Stockholders and other interested parties who do not have a control number may attend the Annual Meeting via the Internet as a “Guest” but will not have the option to vote or ask questions during the meeting.

The Notice of 2021 Annual Meeting of Stockholders and Proxy Statement, our Proxy Card, our Annual Report on Form 10-K and the Letter from our Chairman & CEO are available free of charge at www.envisionreports.com/hsc (for registered stockholders) or www.edocumentview.com/hsc (for all other stockholders), or by calling toll-free (866) 641-4276.

Questions and Answers about the Company’s Annual Meeting

Q:	Why are you holding the Annual Meeting virtually this year?

A:

Due to the ongoing public health impact of the coronavirus outbreak (Covid-19), and out of an abundance of caution to support the health and well-being of our directors, officers, employees and stockholders, the Company has decided to hold the Annual Meeting in virtual meeting format only again this year. In addition, due to the ongoing, and changing, individual state regulations and recommendations regarding both interstate travel as well as sizes of public gatherings, it is difficult to predict at this time what requirements will be in place during the Annual Meeting in order to fully inform stockholders on steps required to be taken in order to attend any live public meeting.

Q:	Who is entitled to vote at the Annual Meeting?

A:

You can vote if, as of the close of business on February 23, 2021 (the “Record Date”), you were a stockholder of record of the Company’s common stock (“Common Stock”). As of the Record Date, there were 78,993,497 shares of our Common Stock outstanding. Stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date on each matter presented for voting at the Annual Meeting. There are no cumulative voting rights.

Q:	How do I vote my shares by proxy?

A:	Most stockholders can vote their shares by proxy in three ways:

•	By Internet – You can vote via the Internet by going to www.envisionreports.com/hsc and following the instructions outlined on that website;

•	By Telephone – In the United States and Canada, you can vote telephonically by calling (800) 652-8683 (toll free) and following the instructions provided by the recorded message; or

•

By Mail – If you received a paper copy of the proxy materials, you can vote by mail by filling out the enclosed proxy card and returning it pursuant to the instructions set forth on the card. If you wish to vote by mail but received a Notice of Internet Availability of Proxy Materials in lieu of a paper copy of the proxy materials, you may contact our Corporate Communications Department by calling (717) 763-7064 to request that a full packet of proxy materials be sent to your home address. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 9, 2021.

Please see the Notice of Internet Availability of Proxy Materials or the information your bank, broker or other holder of record provided you for more information on these voting options.

Q:	Can I vote in person at the Annual Meeting instead of voting by proxy?

A:

Stockholders as of the record date who have a control number and a meeting password may attend the Annual Meeting via the Internet as a “Shareholder” and may vote during, and participate in, the Annual Meeting by following the instructions available on the meeting website during the meeting. For registered stockholders, their control number can be found on their proxy card or notice, or email they previously received. The password for the Annual Meeting is HSC2021.

Stockholders who hold shares through a bank, broker or other nominee must obtain a legal proxy from their bank, broker or other nominee and register in advance to be able to attend the Annual Meeting as a “Shareholder” and vote during, and participate in, the Annual Meeting. To register, such stockholders must submit to Computershare by email (legalproxy@computershare.com) proof of their legal proxy reflecting their Company share holdings (in the form of an image of their legal proxy), along with their name and email address. Registration emails must be labeled “Legal Proxy” and be received by Computershare no later than 5:00 p.m., Eastern Time, on April 9, 2021. Stockholders as of the record date who hold shares through a bank, broker or other nominee and properly register will receive an email from Computershare confirming their registration together with a control number.

Stockholders and other interested parties who do not have a control number may attend the Annual Meeting via the Internet as a “Guest” but will not have the option to vote or ask questions during the meeting.

We encourage you to vote your shares via the Internet, by telephone or by mail prior to the Annual Meeting.

Q:	Can I change or revoke my proxy?

A:

Yes. You may change or revoke your proxy by Internet, telephone or mail prior to 11:59 p.m. Eastern Time on Monday, April 19, 2021. You may also change or revoke your proxy by attending the Annual Meeting and voting in person as described above. If you hold your shares through a bank, broker or other nominee, only that bank, broker or nominee can revoke your proxy on your behalf.

Q:	What if I am a beneficial owner and do not give instructions to my broker?

A:

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your broker by the deadline provided in the proxy materials you received from your broker. If you do not provide voting instructions to your broker, whether your shares can be voted by your broker depends on the proposal being considered. Under the rules of the New York Stock Exchange (“NYSE”), if your broker does not receive voting instructions from you, the broker is entitled to vote your shares on all “routine” proposals being considered, including the ratification of our auditors (Proposal No. 2). Brokers are not entitled to vote your shares with respect to the election of Directors, the advisory vote on the compensation of the Company’s named executive officers or Amendment No. 2 to the 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan (Proposal Nos. 1, 3 and 4) without your instructions. This is referred to as a broker “non-vote.”

Q:	What if I hold my shares through the Harsco Corporation Savings Plan or the Harsco Retirement Savings & Investment Plan?

A:

If you are a participant in the Harsco Corporation Savings Plan and/or the Harsco Retirement Savings & Investment Plan, you can instruct the Trustee of those plans how to vote the shares of Common Stock that are allocated to your account, if any, by going to www.proxyvote.com and following the instructions outlined in that website or by calling (800) 690-6903 (toll free) and following the instructions provided by the recorded message. You may also fill out the enclosed voting instruction card and return it pursuant to the instructions set forth on the card.

If you do not instruct the Trustee how to vote your shares, the Trustee will vote them in the same proportion as those shares for which the Trustee did receive voting instructions.

Q:	How many shares must be present to conduct the Annual Meeting?

A:

To carry on the business of the Annual Meeting, a minimum number of shares, constituting a quorum, must be present at the meeting, either in person or by proxy. A quorum consists of a majority of the issued and outstanding shares of our Common Stock as of the Record Date.

Q:	What vote is required to pass each of the proposals at the Annual Meeting?

A:	Assuming that a quorum is present:

Proposal No. 1: Election of Directors – nominees for the Board of Directors will be elected if more votes are cast in favor of a nominee then are cast against such nominee by the holders of shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Proposal No. 2: Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Auditors – the affirmative vote of the holders of at least a majority of the shares cast at the Annual Meeting, in person or by proxy, is required.

Proposal No. 3: Vote, on an Advisory Basis, to Approve the Compensation of the Company’s Named Executive Officers – the affirmative vote of the holders of at least a majority of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote is required.

Proposal No. 4: Vote on Amendment No. 2 to the 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan – the affirmative vote of the holders of at least a majority of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote is required.

In certain circumstances, a stockholder will be considered to be present at the Annual Meeting for quorum purposes but will not be deemed to have cast a vote on each particular proposal. This occurs when a stockholder withholds a vote or abstains from voting on a proposal, or in the event of a broker non-vote. In accordance with Delaware law and our Restated Certificate of Incorporation and by-laws, broker non-votes will not be treated as votes cast with respect to the election of Directors (Proposal No. 1) and therefore will not affect the outcome of Director elections. With respect to the advisory vote to approve the compensation of our named executive officers (Proposal No. 3) and the vote on Amendment No. 2 to the 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan (Proposal No. 4), abstentions will have the effect of negative votes, but broker non-votes will not have any effect. With respect to the ratification of our auditors (Proposal No. 2), abstentions will have the effect of negative votes.

Q:	What happens if a nominee for Director does not receive majority approval?

A:

Our Restated Certificate of Incorporation provides that, in an uncontested election (that is, an election where the number of Director nominees does not exceed the number of Directors to be elected), each Director nominee must receive the affirmative vote of a majority of the votes cast with respect to his or her election in order to be elected. In addition, our by-laws provide that if a nominee does not receive more “for” votes than votes “withheld” for his or her election, the Director must tender his or her resignation to the Board for consideration. The Governance

Committee will then review the resignation and recommend to the Board whether to accept or reject it. The Board will act on the Governance Committee’s recommendation and publicly disclose its decision within 90 days following certification of the election results.

If a Director’s resignation is not accepted by the Board, then the Director who tendered that resignation will continue to serve on the Board until the 2022 Annual Meeting of Stockholders and until his or her successor is elected and qualified, or until his or her earlier death, unconditional resignation or removal.

Q:	Who counts the votes and how will my shares be voted if I return a proxy but do not submit instructions regarding how to vote on a particular matter?

A:	Stockholder votes will be tabulated by an independent inspector of election for the Annual Meeting.

The individuals appointed by the Board to serve as proxies for the Annual Meeting will vote your shares in accordance with the instructions you provide on your proxy card or through your Internet or telephonic vote. If you submit a proxy but do not indicate how your shares should be voted on a particular matter, your shares will be voted as follows:

•	FOR the election as Directors of each of the eight nominees of the Board;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2021; and

•	FOR the approval, on an advisory basis, of our named executive officer compensation; and

•	FOR the approval of the vote on Amendment No. 2 to the 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan.

Q:	How are proxies solicited and what is the cost?

A:

We pay the cost of soliciting proxies for the meeting. In addition to solicitation by mail, our employees may solicit proxies personally or by telephone or facsimile, but they will not receive additional compensation for these services. Arrangements may be made with brokerage houses, custodians, nominees and fiduciaries to send proxy materials to their principals and we may reimburse them for their expenses. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies at a cost that is not expected to exceed $15,000 plus reasonable out-of-pocket expenses.

The Board of Directors

General Oversight

The Board has general oversight responsibility for the Company’s affairs. Although the Board does not have responsibility for day-to-day management of the Company, Board members stay informed about the Company’s business through regular meetings, site visits and other periodic interactions with management. The Board is deeply involved in the strategic planning process for the Company and each of its business divisions. The Board also plays an important oversight role in the Company’s leadership development and succession planning processes.

Composition

The Board is currently comprised of eight Directors, seven of whom qualify as independent. In accordance with the Board’s Corporate Governance Principles and applicable sections of the NYSE Listed Company Manual (the “NYSE Rules”), the independent Directors regularly meet in executive session. These meetings allow the independent Directors to discuss important issues, including the business and affairs of the Company as well as matters concerning management, without any member of management present. During the 2020 fiscal year, the independent Directors held nine meetings. Each of the independent Directors attended 100% of the independent Directors’ meetings held in 2020.

Leadership Structure

The Company’s governance documents provide the Board with flexibility to select the leadership structure that is most appropriate for the Company and its stockholders. The Board regularly evaluates the Company’s leadership structure and has concluded that the Company and its stockholders are best served by not having a formal policy regarding whether the same individual should serve as both Chairman of the Board and CEO. This approach allows the Board to elect the most qualified Director as Chairman of the Board while also maintaining the ability to separate the Chairman of the Board and CEO roles when necessary or appropriate.

In 2018 the Board elected F. Nicholas Grasberger III, our President & CEO, as Chairman of the Board. In addition, the Board elected David C. Everitt as independent Lead Director of the Board. When the Board appointed Mr. Everitt as the Lead Director, the Board reviewed the Lead Director’s role and responsibilities to ensure responsible oversight, including taking into account feedback received from existing investors.

As Lead Director, Mr. Everitt has the following responsibilities, which are set forth in the Company’s Corporate Governance Principles:

•	Establishing the agenda for the executive sessions of the independent Directors;

•	Calling meetings of the independent Directors, in addition to the executive sessions of independent Directors held after each Board meeting;

•	Chairing the executive sessions and other meetings of the independent Directors;

•	Communicating the result of meetings of the independent Directors to the Chairman and other members of management, as appropriate;

•	Regularly consulting with the Chairman;

•	Discussing the schedule and agenda for the Board meetings with the Chairman;

•	Approving the meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	Presiding at Board meetings in the absence of the Chairman;

•	Reviewing information that is sent to the Board and all critical communications to the Board; and

•	Being available for consultation and direct communication at the request of major stockholders.

Finally, the Board has established three standing committees to assist with its oversight responsibilities: (1) the Audit Committee; (2) the Management Development and Compensation Committee (the “MD&C Committee”); and (3) the Governance Committee (the “Governance Committee”). Each of the Audit Committee, MD&C Committee and Governance Committee is comprised entirely of independent Directors.

Board Role in Risk Oversight

Management is responsible for identifying, evaluating, managing and mitigating the Company’s exposure to risk. It is the Board’s responsibility to oversee the Company’s risk management process and to ensure that management is taking appropriate action to identify, manage and mitigate key risks. The Board administers its risk oversight responsibilities both through active review and discussion of key risks facing the Company and by delegating certain risk oversight responsibilities to committees for further consideration and evaluation. The following table summarizes the role of the Board and each of its committees in overseeing risk:

Governing Body	Role of Risk Oversight
Board

• Regularly reviews the strategic plans of the Company and each of its business divisions, including risks associated therewith

• Reviews enterprise-level and other key risks identified through the Company’s enterprise risk management (“ERM”) process as well as management’s plans to mitigate those risks

• Conducts annual succession plan reviews to ensure the Company maintains appropriate succession plans for its senior officers

Audit Committee

• Oversees compliance with legal and regulatory requirements and the Company’s Code of Conduct

• Oversees financial risks, including risks relating to key accounting policies

• Oversees the Company’s ERM framework and the process for identifying, assessing and monitoring key business risks

• Reviews internal controls with the Principal Financial Officer, Principal Accounting Officer and internal auditors

• Meets regularly, including executive sessions, with representatives of the independent auditors

MD&C Committee

• Oversees risks relating to the Company’s compensation programs*

• Oversees risks relating to the Company’s equity programs*

• Oversees the process for conducting annual risk assessments of the Company’s compensation policies and practices*

• Employs an independent compensation consultant to assist in reviewing compensation programs, including the potential risks created by the programs*

• Oversees the Company’s executive management succession planning program

• Oversees diversity and inclusion process

Governance Committee

• Oversees risks relating to the Company’s governance structure and other corporate governance matters and processes

• Oversees the Company’s ESG strategy

• Evaluates related person transactions

• Oversees compliance with key corporate governance documents, including the Corporate Governance Principles and the Insider Trading Policy

• Oversees the delegation of risks identified in the ERM framework to the Board and its committees

• Oversees the Company’s chief executive officer assessment, development and succession planning process

*Further detail regarding the MD&C Committee’s review of compensation-related risks can be found under the heading “Compensation Policies and Practices as They Relate to Risk Management” of this Proxy Statement.

The decision to administer the Board’s oversight responsibilities in this manner has a key effect on the Board’s leadership and committee structure, described in more detail above.

Experience, Skills and Qualifications

The Governance Committee works with the full Board to determine the appropriate characteristics, skills and experiences for the Board as a whole as well as its individual members. While the Governance Committee has not established minimum criteria for Director candidates, it has established important factors that it considers when evaluating potential candidates. These factors are set forth in the Board’s Corporate Governance Principles and include integrity and strength of character, mature judgment, strategic thinking, demonstrated leadership skills, relevant business experience, experience with international business issues and risk, public company experience, innovation, technology or information technology expertise, brand marketing experience, availability, career specialization, relevant technical skills, time and willingness to perform duties as a Director, absence of conflicts of interest, diversity and the extent to which the candidate would fill a present need on the Board. In addition, as explained in more detail below in the section entitled “Diversity,” the Board is committed to a policy of inclusiveness that requires all new Board nominees to be drawn from a pool that includes diverse candidates, with a commitment to seeking out highly qualified women and minority candidates.

In addition to evaluating new Director candidates, the Governance Committee regularly assesses the composition of the Board in order to ensure it reflects an appropriate balance of knowledge, skills, expertise, diversity and independence. As part of this assessment, each Director is asked to identify and assess the particular experiences, skills and other attributes that qualify him or her to serve as a member of the Board. Based on the most recent assessment of the Board’s composition completed in February 2021, the Governance Committee and the Board have determined that, in light of the Company’s current business structure and strategies, the Board has an appropriate mix of Director experiences, skills, qualifications and backgrounds.

Set forth below is a general description of the types of experiences and skills the Governance Committee and the Board believe to be particularly relevant to the Company at this time:

Leadership Experience

Directors who have demonstrated significant leadership experience over an extended period of time, especially current and former executive officers, provide the Company with valuable insights that can only be gained through years of managing complex organizations. These individuals understand both the day-to-day operational responsibilities facing senior management and the role Directors play in overseeing the affairs of large organizations. Seven of the eight nominees are current or former executive officers.

International Experience

Given the Company’s global footprint and current focus on growing its presence in emerging markets, Directors with experience in markets outside the United States are critical to the Company’s long-term success.

Innovation and Technology Experience

In light of the important role of innovation and technology to the Company’s businesses, Directors with innovation and technology experience add significant value to the Board.

General Industrial Experience

Directors that have direct experience with industrial businesses bring key insights to the strategic planning process and provide important practical experience to the Board and management.

Brand Marketing Experience

Directors with a proven track record for marketing and growing global brands bring valuable skills that can have a positive impact on the Company’s operational results, especially as it looks to leverage its brand to expand into new markets and territories.

Financial Experience

Directors with an understanding of accounting, finance and financial reporting processes, particularly as they relate to large, multi-national businesses, are critical to the Company. Accurate financial reporting is a cornerstone of the Company’s success, and Directors with financial expertise help to provide effective oversight of the Company’s financial measures and processes.

A description of the most relevant experiences, skills, attributes and qualifications that qualify each Director candidate to serve as a member of the Board is included in his or her biography.

Diversity

The Board believes that diversity is one of many important considerations in board composition. To ensure the Board is comprised of members with an appropriate mix of characteristics, skills, experiences and backgrounds, the Board has adopted a Board diversity policy, which is set forth in the Board’s Corporate Governance Principles as well as the Governance Committee’s written charter. Pursuant to the diversity policy, the Board is committed to seeking out highly qualified women and minority candidates as well as candidates with diverse backgrounds, experiences and skills as part of each Board search the Company undertakes and ensuring that Board nominees are drawn from a pool that includes diverse candidates, including women and minority candidates.

As noted above, the Governance Committee evaluates the current composition of the Board from time to time to ensure that the Directors reflect a diverse mix of skills, experiences, backgrounds and opinions. Depending on the current composition of the Board, the Governance Committee may weigh certain factors, including those relating to diversity, more or less heavily when evaluating potential Director candidates.

The Board and the Governance Committee believe that the Company’s current Directors, as a group, reflect the diverse mix of skills, experiences, backgrounds and opinions necessary to foster an effective decision-making environment and promote the Company’s culture across the globe. Each of the Company’s current Directors has significant experience working in international environments (including Directors who have lived and worked outside the United States for significant portions of their careers), and Board member experiences cover a wide range of industries.

Proposal 1: Election of Directors

The first proposal to be voted on at the Annual Meeting is the election of eight Directors, each of whom has been recommended for election by the Board. If elected, the Directors will hold office until the next annual meeting of stockholders or until their successors are elected and qualified, subject to the Board’s resignation requirement (as described in more detail below).

The Board recommends that stockholders vote “FOR” the election of each of the following nominees:

•	J. F. Earl,

•	K. G. Eddy,

•	D. C. Everitt,

•	F. N. Grasberger III,

•	C. I. Haznedar,

•	M. Longhi,

•	E. M. Purvis, Jr., and

•	P. C. Widman.

As discussed above, under the Company’s Restated Certificate of Incorporation, in any uncontested election, each Director nominee must receive the affirmative vote of a majority of the votes cast with respect to his or her election in order to be elected. This is known as a “majority voting standard.” If any Director nominee fails to receive more “for” votes than votes “against” for his or her election, then such Director will be required by the Company’s by-laws to tender his or her resignation to the Board for consideration. The Governance Committee will then review the resignation and recommend to the Board whether to accept or reject it. The Board will act on the Governance Committee’s recommendation and publicly disclose its decision within 90 days following certification of the election results. In the event the Board determines not to accept the Director’s resignation, the Board will also disclose the reasons such resignation was rejected. The Director who tendered his or her resignation will not participate in the Governance Committee’s recommendation or the Board’s decision. If a Director’s resignation is not accepted by the Board, then the Director who tendered that resignation will continue to serve on the Board until the 2022 Annual Meeting of Stockholders and until his or her successor is elected and qualified, or until his or her earlier death, unconditional resignation or removal.

Nominees for Director

All of the following Directors have been recommended for election by the Governance Committee, and the Board has approved all such recommendations. Each of the following nominees for Director has accepted the nomination and has agreed to serve as a Director if elected by the Company’s stockholders.

The information set forth below states the name of each nominee for Director standing for re-election, his or her age (as of March 1, 2021), a listing of present and recent employment positions, the year in which he or she first became a Director of the Company, other directorships held, the nominee’s specific experience, qualifications, attributes or skills that qualify him or her to serve as a Director and the committees of the Board on which the individual serves.

Nominees for Election as Directors with Terms Expiring in 2022

James F. Earl

Director since 2012, Age 64

Retired Executive Vice President of GATX Corporation (“GATX”) (one of the world’s leading railcar and locomotive leasing companies). Mr. Earl served as an executive with GATX since 1988 and was most recently Executive Vice President of GATX from 2006 until his retirement on March 1, 2018 and President of the GATX Rail International business segment and CEO of American Steamship Company (a division of GATX) from 2012 until his retirement on March 1, 2018. Prior to GATX, Mr. Earl held management positions with two railroad companies, Soo Line Railroad and Southern Pacific Transportation Company. He is a past recipient of the Norman W. Seip Award for Industry Excellence in the rail finance industry.

With several decades of senior management experience in the rail industry, Mr. Earl contributes to the Board a sophisticated and informed perspective on one of the Company’s major business units. Furthermore, as the retired President of the GATX Rail International business segment, Mr. Earl has gained substantial international business experience, which enhances his contributions to the Board.

Committee Memberships: Audit, Governance

Kathy G. Eddy

Director since 2004, Age 70

Founding partner of McDonough, Eddy, Parsons & Baylous, AC (a public accounting firm) since 1981. Chairman of the Board of Directors of the American Institute of Certified Public Accountants (“AICPA”) between 2000 and 2001. Current member of the AICPA Governing Council. Member of the Board of Directors, Executive Committee and Chairman of the Audit Committee of West Virginia United Health System, Inc. since 2011.

Ms. Eddy brings substantial financial accounting and consulting experience to our Board, having served as a certified public accountant for over 30 years. She is a past recipient of the AICPA gold medal for distinguished service, and she continues to serve the AICPA as a member of the Governing Council. Ms. Eddy also gained significant leadership experience while serving as Chairman of the West Virginia Jobs Investment Trust Board from 1993 to 1997. In addition, Ms. Eddy served as Chairman of the Board of Directors of Camden Clark Memorial Hospital in Parkersburg, West Virginia from 1997 to 2000, and she continues to serve on Camden Clark’s Board of Directors and on its Executive Committee. Ms. Eddy’s extensive accounting career, her long tenure as a member of the Company’s Board and Audit Committee (where she served as Chairman from 2007 to 2010), her service from 2013 to 2020 as Chair of the Governance Committee, and her previous service as Lead Director, as well as her demonstrated leadership skills, make her an integral part of our Board.

Committee Memberships: Audit, MD&C

Nominees for Election as Directors with Terms Expiring in 2022 - Contd...

David C. Everitt

Director since 2010, Age 68

Independent Lead Director of the Company since October 22, 2018. Former Non-Executive Chairman of the Company from August 1, 2014 to October 22, 2018. Interim President & CEO of the Company from February 28, 2014 to July 30, 2014. Former Co-Leader of the Agriculture and Turf division of Deere & Company (the world’s largest manufacturer of agricultural equipment and a major U.S. producer of construction, forestry, and lawn and grounds care equipment), the company’s largest operating group. Mr. Everitt served as President – North America, Asia, Australia, Sub-Saharan and South Africa and Global Tractor and Turf Products from 2009 until his retirement from Deere & Company in September 2012. Prior to that, he had served as President, Agricultural Division – North America, Australia, Asia and Global Tractor and Implement Sourcing since January 2006. Mr. Everitt is a member of the Board of Directors of Allison Transmission, where he serves on the Nominating and Corporate Governance Committee and the Finance Committee, Brunswick Corporation, where he serves on the Nominating and Corporate Governance Committee and the Human Resources and Compensation Committee. Mr. Everitt previously served on the Board of Nutrien Ltd., where he served on the Safety, Health and Environment Committee and the Human Resources and Compensation Committee and also previously served on the Board of Agrium, Inc. until its merger with Potash Corporation, which formed Nutrien Ltd.

Mr. Everitt’s service both as former Non-Executive Chairman and as former Interim President & CEO of the Company provides him with comprehensive knowledge of the various segments of our business and of the critical internal and external challenges facing the Company and the industries in which it operates. His leadership within the Company, as well as his senior leadership roles across various Deere & Company entities, combined with his engineering experience and global expertise, make him a valuable Board contributor.

Committee Memberships: MD&C, Governance

F. Nicholas Grasberger III

Director since 2014, Age 57

Chairman, President and Chief Executive Officer since October 22, 2018. President and Chief Executive Officer from August 1, 2014 to October 22, 2018. Mr. Grasberger served as Senior Vice President and Chief Financial Officer from April 2013 to November 2014, and as President and Chief Operating Officer from April 2014 to August 2014. Prior to joining Harsco in 2013, Mr. Grasberger served as the Managing Director of the multinational Precision Polymers division of Fenner Plc from March 2011 to April 2013. From April 2009 to November 2009 he served as Executive Vice President and Chief Executive Officer of Armstrong Building Products. From January 2005 to March 2009 he served as Senior Vice President and Chief Financial Officer of Armstrong World Industries, Inc. Prior to his employment with Armstrong, Mr. Grasberger served as Vice President and Chief Financial Officer of Kennametal Inc. and before that as Corporate Treasurer and Director of the corporate planning process at H.J. Heinz Company. He started his career with USX Corporation. In June 2019, Mr. Grasberger joined the board of directors of Louisiana-Pacific Corporation, where he serves as Vice Chair of the Finance and Audit Committee, and on the Governance and Corporate Responsibility Committee.

Mr. Grasberger’s day-to-day leadership of Harsco Corporation provides an invaluable contribution to the Company’s Board of Directors. From his previous executive positions with other large public companies serving in accounting, financial and operational roles, Mr. Grasberger brings leadership, vision and extensive business operating, financing and global experience to the Company.

Committee Memberships: None

Nominees for Election as Directors with Terms Expiring in 2022 - Contd...

Carolann I. Haznedar

Director since 2018, Age 61

Retired Senior Vice President Americas, DuPont Performance Materials. Ms. Haznedar held various positions with E.I. du Pont de Nemours and Company from August 1981 until June 2016. Most recently, she served as Senior Vice President Americas, DuPont Performance Materials from September 2015 until June 2016, Senior Vice President Americas, Packaging & Industrial Polymers from October 2011 until September 2015, and Senior Vice President Global, Packaging & Industrial Polymers from July 2008 until October 2011. Prior to E.I. du Pont de Nemours and Company, Ms. Haznedar worked for Edo Aire Corporation. Ms. Haznedar is currently a director of Allison Transmission, where she serves on the Audit Committee and the Nominating and Corporate Governance Committee.

Ms. Haznedar’s career at E.I. du Pont de Nemours included responsibility for their multi-billion dollar global packaging and industrial polymers business. Other global businesses she led include Engineering Polymers focused in the automotive industry, Kevlar® Life Protection, and Elastomers serving industrial markets. She started at DuPont in manufacturing at one of their largest plants. Ms. Haznedar brings strong operational excellence and business leadership to our Board. In addition, her experience in driving growth and innovation, and her deep global experience with lean organizations, identifying and developing talent, combined with her outstanding record of achieving significant profitable growth is a benefit to our Board.

Committee Memberships: Audit, Governance (Chair)

Mario Longhi

Director since 2017, Age 66

Retired President & Chief Executive Officer and former Director of United States Steel Corporation (“US Steel”). Mr. Longhi served as Chief Executive Officer of US Steel from September 2013 until his retirement in June 2017. From July 2012 until September 2013 Mr. Longhi served in various other senior management positions within US Steel. Prior to joining US Steel, Mr. Longhi spent six years at Gerdau Ameristeel Corporation, serving first as President from 2005 through 2006 and then additionally in the role of Chief Executive Officer from 2006 until 2011. Before Gerdau Ameristeel, Mr. Longhi spent 23 years at Alcoa, Inc., which he joined in 1982 as a construction superintendent for the company’s Alumar Refinery in his native Brazil. Mr. Longhi received a Bachelor’s degree in metallurgical engineering from the Institute Mauá de Tecnologica in São Paulo, Brazil in 1977. Mr. Longhi was named 2015 Steelmaker of the Year by the Association for Iron and Steel Technology and CEO of the Year at the 2015 Platts Global Metals Awards. He was also honored by American Metal Market in 2011 with an Award for Steel Excellence as Industry Ambassador/Advocate of the Year. In January 2017, Mr. Longhi was invited to participate in U.S. President Donald Trump’s Manufacturing Jobs Initiative. Mr. Longhi is currently a director of ITT Corp., where he serves on the Audit Committee and the Compensation and Human Capital Committee, and UGI Corporation.

Mr. Longhi’s career as one of the leading global steel industry executives brings a valuable addition to the Board. His experience serving as a CEO of multinational steel manufacturers not only adds considerable knowledge of our largest customer base to our Board, it also adds significant operational knowledge and in-depth understanding of our global business needs. Mr. Longhi also contributes operational leadership knowledge to the Board. His membership on other public company boards also enhances his contribution to the Board.

Committee Memberships: Audit, MD&C

Nominees for Election as Directors with Terms Expiring in 2022 - Contd...

Edgar (Ed) M. Purvis, Jr.

Director since 2018, Age 63

Retired Executive Vice President and Chief Operating Officer of Emerson Electric Co. (Emerson). Mr. Purvis served as Executive Vice President and Chief Operating Officer at Emerson from January 2015 until his retirement in November 2017. From 2008 until January 2015, Mr. Purvis served as Executive Vice President responsible for Climate Technologies at Emerson. Prior to working for Emerson, Mr. Purvis served in a number of senior management positions with Copeland Corporation from 1983 until it was acquired by Emerson in 2008. Mr. Purvis is a former member of the executive board of the Air-Conditioning, Heating and Refrigeration Institute, holds a bachelor’s degree in mechanical engineering from the University of Tennessee, a master’s degree in mechanical engineering from the University of Michigan – Dearborn, and a master’s degree in business administration from Capital University in Columbus, Ohio.

During Mr. Purvis’ career at Emerson he was responsible for Emerson’s day-to-day business activities, which included financial reviews, global procurement, logistics, information technology, product development and strategic planning. His experience brings to the Board valuable insight into the operational challenges for a global organization. In addition, Mr. Purvis brings strong business acumen and leadership skills to the Board.

Committee Memberships: MD&C (Chair), Governance

Phillip C. Widman

Director since 2014, Age 66

Retired Senior Vice President and CFO of Terex Corporation (a global manufacturer delivering customer-driven solutions for a wide range of commercial applications, including the construction, infrastructure, quarrying, mining, manufacturing, transportation, energy and utility industries). Mr. Widman held this position from 2002 until his retirement in March 2013. Prior to that, he served as Executive Vice President and CFO of Philip Services Corporation (an integrated environmental and industrial service corporation) from 1998 to 2001. Mr. Widman currently serves as a director of Sturm, Ruger & Company, Inc., where he also serves as Chairman of the Audit Committee, as a member of the Risk Oversight Committee and as a member of the Ruger Capital Policy Committee; and Vectrus, Inc. where he serves on the Audit Committee and Compensation and Personnel Committee. He served as a member of the Board of Directors and Nominating and Governance Committee, and as Chairman of the Audit Committee, of Lubrizol Corporation from November 2008 until its acquisition by Berkshire Hathaway in September 2011.

Having served as a CFO for multiple businesses operating in the industrial services and manufacturing markets for more than 15 years, Mr. Widman adds considerable financial expertise, business management skills and operational knowledge to the Board. His membership on other public company boards further enhances his contribution to the Board.

Committee Memberships: Audit (Chair), Governance

Meetings and Committees of the Board

Meetings of the Board and Director Attendance at Annual Meeting

The Board held nine meetings during the fiscal year ended December 31, 2020. Each Director attended at least 75% of the aggregate number of Board and applicable committee meetings held during the period of 2020 for which he or she served as a Director.

It is our policy to request that all Board members attend annual stockholder meetings. However, we also recognize that personal attendance by all Directors is not always possible. All Directors that served on the Board at the time of the Annual Meeting of Stockholders in 2020 attended the Annual Meeting of Stockholders in 2020.

Committees of the Board

The Board has established standing Audit, Management Development and Compensation, and Governance committees. Membership in each of these committees, as of March 1, 2021, is shown in the following chart:

Audit	Management Development and Compensation	Governance

Phillip C. Widman (Chair)	Edgar M. Purvis, Jr. (Chair)	Carolann I. Haznedar (Chair)

James F. Earl	Kathy G. Eddy	James F. Earl

Kathy G. Eddy	David C. Everitt	David C. Everitt

Carolann I. Haznedar	Mario Longhi	Edgar M. Purvis, Jr.

Mario Longhi		Phillip C. Widman

All Directors listed above, including committee chairs, served on the respective committees listed above for the entire 2020 fiscal year, except as follows:

•	Audit Committee – Mr. Earl was added on April 22, 2020

•	Management Development and Compensation Committee – Mr. Purvis was appointed as chair on April 22, 2020, Ms. Eddy was added on April 22, 2020

•	Governance Committee – Ms. Haznedar was appointed as chair on April 22, 2020, Mr. Widman was added on April 22, 2020

The table below identifies the number of meetings held by each committee in 2020, provides a brief description of the duties and responsibilities of each committee, and provides general information regarding the location of each committee’s charter:

Committee	Meetings	Duties & Responsibilities	General Information

Audit	5

•   Oversee financial reporting processes, including meeting with members of management, the external auditors and the internal auditors;

•   Review and approve audit and non-audit services including responsibility for approving the appointment, compensation, retention, and oversight of the work of the external auditors;

•   Review results of the annual audit;

•   Review adequacy of internal controls;

•   Discuss (with management and the independent auditors) the Company’s guidelines, policies and controls with respect to risk assessments and risk management;

•   Oversee the Company’s ERM framework and the process for identifying, assessing and monitoring key business risks;

•   Oversee (in conjunction with the Governance Committee) the Company’s compliance program;

•   Maintain and oversee procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•   Review and discuss Quarterly Reports on Form 10-Q and Annual Report on Form 10-K prior to filing with the Securities and Exchange Commission (the “SEC”); and

•   Review and discuss Quarterly Earnings Releases prior to their release.

•   Established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Exchange Act Rule 10A-3

•   Copy of the Audit Committee charter can be viewed at the Corporate Governance section of our website at www.harsco.com/corporate-governance

•   See “Report of the Audit Committee”

MD&C	9

•   Establish and review the Company’s overall executive compensation philosophy, structure and operation to ensure they do not encourage excessive risk taking;

•   Review and approve goals and objectives relevant to executive officer compensation and evaluate performance relative to established goals and objectives;

•   Evaluate and approve (or recommend that the Board approve) compensation grants to executive officers under annual and incentive compensation plans, including equity-based compensation, and other executive benefits of executive officers;

•   Review incentive compensation plans and equity- based compensation plans; and

•   Oversee and approve the executive officer assessment, development and succession planning process for the Company.

•   Established in accordance with Exchange Act Rule 10C-1

•   Copy of the MD&C Committee charter can be viewed at the Corporate Governance section of our website at www.harsco.com/corporate-governance

•   See “Compensation Committee Report”

Committee	Meetings	Duties & Responsibilities	General Information

Governance	4

•   Establish criteria for the selection of new Directors to serve on the Board;

•   Oversees the Company’s ESG strategy;

•   Identify individuals qualified as candidates to serve on the Board and recommend Director candidates for election to the Board;

•   Consider matters relating to the retirement of Board members, including term limits or age caps;

•   Review matters relating to Director and Director nominee independence;

•   Review and make recommendations to the Board regarding Board and committee size and composition;

•   Oversee the evaluation of the Board and each of its committees;

•   Make recommendations to the Board regarding non-employee Director compensation, including equity compensation;

•   Oversee the Company’s corporate governance program and Corporate Governance Principles;

•   Oversee (in conjunction with Audit Committee) the Company’s compliance program;

•   Oversee the delegation of risks identified in the ERM framework to the Board and its committees; and

•   Oversee the executive officer assessment, development and succession planning process.

•   Copy of the Governance Committee charter can be viewed at the Corporate Governance section of our website at www.harsco.com/corporate- governance;

•   Additional details regarding the role of the Governance Committee can be found in the section entitled “Nominations of Directors.”

Corporate Governance

We have a long-standing commitment to good corporate governance practices. These practices come in many different forms and apply at all levels of our organization. They provide the Board and our senior management with a framework that defines responsibilities, sets high standards of professional and personal conduct and promotes compliance with our various financial, ethical, legal and other obligations and responsibilities.

Corporate Governance Principles

The Board has adopted Corporate Governance Principles that, along with the charters of the Board committees, provide the framework for our Board’s operation and governance. The Governance Committee is responsible for overseeing and reviewing our Corporate Governance Principles at least annually and recommending any proposed changes to the Board    for approval. The Corporate Governance Principles are available on our website at www.harsco.com/corporate-governance in the Corporate Governance section.

Code of Conduct

We have adopted a Code of Conduct applicable to our Directors, officers and employees worldwide. The Code of Conduct is issued in booklet form and an online training program facilitates new employee orientation and individual refresher training. Our Code of Conduct is produced in over 20 languages. The Code of Conduct, including amendments thereto or waivers thereof granted to a Director or executive officer, if any, can be viewed on our website at www.harsco.com/corporate-governance in the Corporate Governance section.

Stockholder and Interested Party Communications with Directors

The Board has established a formal process for stockholders and interested parties to communicate directly with the Lead Director, the non-management Directors or with any individual member of the Board. Stockholders and interested parties may contact any member of the Board by writing to the specific Board member in care of our Corporate Secretary at our Corporate Headquarters (350 Poplar Church Road, Camp Hill, PA 17011). Our Corporate Secretary will forward any such correspondence to the applicable Board member; provided, however, that any such correspondence that is considered by our Corporate Secretary to be improper for submission to the intended recipients will not be provided to such Directors. In addition, Board members, including the Lead Director, can be contacted by e-mail at BoardofDirectors@harsco.com.

Director Independence

The Board has affirmatively determined that the following seven Directors are independent pursuant to the applicable independence requirements set forth in the NYSE Rules and by the SEC because they either have no relationship with the Company (other than as a Director and stockholder) or because any relationship they have with the Company is immaterial: Messrs. Earl, Everitt, Longhi, Purvis and Widman and Ms. Eddy and Ms. Haznedar. In making these independence determinations, the Board, in consultation with the Governance Committee, reviewed the direct and indirect relationships between each Director and the Company and its subsidiaries, as well as the compensation and other payments each Director received from or made to the Company and its subsidiaries.

Nominations of Directors

The Governance Committee is responsible for overseeing the selection of qualified nominees to serve as members of the Board. Consistent with the Board diversity policy, in administering its oversight responsibilities, the Governance Committee is committed to seeking out highly qualified women and minority candidates as well as candidates with diverse backgrounds, experiences and skills as part of each Board search the Company undertakes, and to ensuring that Board nominees are drawn from a pool that includes diverse candidates, including women and minority candidates. Beyond those specific parameters, the Governance Committee has not adopted formal selection procedures, but instead utilizes general guidelines that allow it to adjust the selection process to best satisfy the objectives established for any Director search. The Governance Committee considers Director candidates recommended by any reasonable source, including current Directors, management and stockholders.

Pursuant to its charter, the Governance Committee has the authority to retain search firms to assist it in identifying candidates to serve as Directors and to approve the fees and other retention terms of any such firms. The Governance Committee evaluates all Director candidates in the same manner, regardless of the source of the recommendation of such Director candidate. The Governance Committee will consider recommendations for Director candidates from stockholders if such recommendations are submitted in writing to:

Corporate Secretary

Harsco Corporation

350 Poplar Church Road, Camp Hill, PA 17011

Any such written recommendation from stockholders must set forth the following information:

•

The full legal name, address and telephone number of the stockholder recommending the Director candidate for consideration and whether that stockholder is acting on behalf of or in concert with other beneficial owners, and, if so, the same information with respect to them;

•

The number of shares held by the recommending stockholder as of a recent date and how long such shares have been held, or, if such shares are held in street name, reasonable evidence satisfactory to the Governance Committee of such stockholder’s ownership of such shares as of a recent date;

•	The full legal name, address and telephone number of the proposed nominee for Director;

•

A reasonably detailed description of the proposed nominee’s background, experience and qualifications, financial literacy and expertise, as well as any other information required to be disclosed in the solicitation of proxies for election of Directors pursuant to the rules of the SEC, and the reasons why, in the opinion of the recommending stockholder, the proposed nominee is qualified and suited to be one of our Directors;

•	Disclosure of any direct or indirect relationship (or arrangements or understandings) between the recommending stockholder and the proposed nominee (or any of their respective affiliates);

•

Disclosure of any direct or indirect relationship between the proposed nominee and the Company, any of our employees or Directors, any beneficial owner of more than 5% of our common stock, or any of their respective affiliates;

•

Disclosure of any direct or indirect interest that the recommending stockholder or proposed nominee may have with respect to any pending or potential proposal or other matter to be considered at this Annual Meeting or any subsequent meeting of our stockholders; and

•

A written, signed and notarized acknowledgement from the proposed nominee consenting to such recommendation by the recommending stockholder, confirming that he or she will serve as a Director, if so elected, and consenting to our undertaking of an investigation into his or her background, experience and qualifications, any direct or indirect relationship with the recommending stockholder, the Company, our Directors or management or 5% stockholders, or interests in proposals or matters, and any other matter reasonably deemed relevant by the Governance Committee to its consideration of such person as a potential Director candidate.

This information must be submitted as provided under the heading “STOCKHOLDER PROPOSALS AND NOMINATIONS FOR PRESENTATION AT 2022 ANNUAL MEETING OF STOCKHOLDERS.”

There were no material changes to the procedures relating to stockholder nominations during 2020, and there have been no changes to date in 2021. The Governance Committee believes that these procedural requirements are intended solely to ensure that it has a sufficient basis on which to assess potential Director candidates and are not intended to discourage or interfere with appropriate stockholder nominations. The Governance Committee does not believe that any such requirements subject any stockholder or proposed nominee to any unreasonable burden. The Governance Committee and the Board reserve the right to change the above procedural requirements from time to time and/or to waive some or all of the foregoing requirements with respect to certain nominees, but any such waiver shall not preclude the Governance Committee from insisting upon compliance with any and all of the above requirements by any other recommending stockholder or proposed nominees.

Non-Employee Director Compensation

The general policy of our Board is that compensation for non-employee Directors should be competitive with similarly situated companies and should be comprised of a mix of cash and equity. Our Governance Committee annually reviews market data regarding comparable director compensation programs. This data is prepared by management and the independent compensation consultant utilizing several broad board compensation studies completed within one year of the Governance Committee’s review.

The compensation structure for non-employee Directors for 2020 was as follows:

Compensation Element	Current Program Value

Annual Retainer	$75,000

Lead Director Retainer (Annual):(1)	$25,000

Audit Committee Chair Retainer (Annual):(2)	$17,500

Audit Committee Member Retainer (Annual):	$10,000

MD&C Committee Chair Retainer (Annual):(2)	$17,500

MD&C Committee Member Retainer (Annual):	$7,500

Governance Committee Chair Retainer (Annual):(2)	$12,500

Governance Committee Member Retainer (Annual):	$7,500

Board and Committee Meeting Fee (Per Meeting):	(3)

Other Meetings (Per Meeting):	(3)

Telephonic Board Meeting Fee (Per Meeting):	(3)

Telephonic Committee Meeting Fee (Per Meeting):	(3)

Restricted Stock Unit Grant Value (Annual):	$120,000

Plan Participation:	Deferred Compensation Plan

(1)	The Lead Director retainer is paid in addition to the annual retainer.
(2)	Committee chair retainers are paid in lieu of, not in addition to, committee member retainers.
(3)

For each Board or applicable committee meeting held in a given year in excess of twice the number of regularly scheduled meetings established at the beginning of such year, the non-employee Directors will receive a per meeting fee equal to $1,500 (for in-person/telephonic Board meetings and in-person committee meetings) or $750 (for telephonic committee meetings).

In addition to the above listed compensation, Directors are reimbursed for reasonable travel expenses related to attendance at Board or committee meetings.

Our Board has instituted a stockholding requirement for Board members equal to five times the annual retainer. Board members have five years from the date they join the Board to comply with this requirement. Vested and unvested Restricted Stock Units (“RSUs”), as well as phantom shares acquired through deferral of Director fees (as described below), are included for purposes of determining compliance with Director stockholding requirements. At December 31, 2020, all of our non-employee Directors who had served for at least five years were in compliance with Director stockholding requirements.

Beginning in 2016, RSUs are granted under the 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan (the “Director Plan”). Each RSU under the Director Plan vests at the close of business on the earlier of (i) the first anniversary of the grant date or (ii) the annual meeting of stockholders in the year immediately following the year of grant, subject to accelerated vesting in full if service as a Director terminates due to death, disability or under a mandatory retirement policy, and subject to pro rata vesting in the event of termination of service in other circumstances. Each RSU will be settled by issuance of a share of our common stock. Dividend equivalents on the RSUs are not paid prior to vesting, but are settled thereafter.

The Deferred Compensation Plan for Non-Employee Directors allows each non-employee Director to defer all or a portion of his or her Director compensation, including RSU grant, until some future date selected by the Director. Pursuant to the Director’s election, the accumulated deferred compensation is held in either an interest-bearing account or a Company phantom share account. The interest-bearing deferred account accumulates notional interest on the account balance at a rate equal to the five-year United States Treasury Note yield rate in effect from time to time. Contributions to the phantom share account are recorded as notional shares of the Company’s Common Stock. Deferred amounts are credited to the Director’s account quarterly on the 15th of February, May, August and November. The number of phantom shares recorded is equal to the number of shares of Common Stock that the deferred compensation would have purchased at the market price of the stock on the day the account is credited. Dividend equivalents are earned on the phantom shares and are credited to the account as additional phantom shares. All phantom shares are non-voting and payments out of the account are made solely in cash, based upon the market price of the Common Stock on the date of payment selected by the Director. Under certain circumstances, the accounts may be paid out early upon termination of directorship following a change in control.

Directors who are actively employed by us receive no additional compensation for serving as Directors, and we do not pay consulting or professional service fees to Directors.

2020 Director Compensation

The table below details the compensation earned by our non-employee Directors for 2020:

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)

James F. Earl	$108,496	$120,002	$228,498

Kathy G. Eddy	$107,664	$120,002	$227,666

David C. Everitt	$128,496	$120,002	$248,498

Carolann I. Haznedar	$109,332	$120,002	$229,334

Mario Longhi	$93,996	$120,002	$213,998

Edgar M. Purvis, Jr.	$99,664	$120,002	$219,666

Phillip C. Widman	$102,996	$120,002	$222,998

(1)	Includes fees associated with chairing or sitting on a Board committee as well as fees relating to Board and committee meetings.
(2)

The amounts shown in this column represent the aggregate grant date fair value of the RSUs granted to each non-employee Director in 2020, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718. Each non-employee Director was granted 11,662 RSUs on May 15, 2020, and the RSUs are expected to vest on April 20, 2021. The information in this column does not reflect an estimate for forfeitures, and none of these awards has been forfeited as of February 23, 2021. See Note 14, “Stock- Based Compensation” to Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2020 for a discussion of the assumptions used to calculate share-based compensation expense under FASB ASC Topic 718.

As of December 31, 2020, non-employee Directors held the following RSUs: Mr. Earl, 28,537; Ms. Eddy, 51,027; Mr. Everitt, 34,201; Ms. Haznedar, 11,662; Mr. Longhi, 11,662; Mr. Purvis, 11,662; and Mr. Widman, 22,873.

Share Ownership of Directors, Management and Certain Beneficial Owners

The following table sets forth information with respect to the beneficial ownership of our outstanding voting securities, stock options and other stock equivalents by: (1) our Chairman, President & CEO, our CFO, and the other three current executive officers named in the 2020 Summary Compensation Table, whom we refer to collectively as our NEOs; (2) each Director and Director candidate; (3) all current Directors and executive officers as a group; and (4) certain beneficial owners of more than 5% of our Common Stock. All of our outstanding voting securities are Common Stock.

Beneficial ownership information in the table is as of February 23, 2021, except the number of shares beneficially owned by beneficial owners of more than 5% of the Common Stock which is as of the dates stated in footnotes (3) and (4) to the table (percentages are calculated assuming continued beneficial ownership at February 23, 2021).

	Number of Shares Beneficially Owned (1)	Percent of Class	Number of Other Stock Equivalents (2)

Named Executive Officers

F. N. Grasberger III	1,063,574	*	480,241

P. F. Minan	125,329	*	115,542

R. C. Hochman	115,719	*	66,917

D. Stanton	17,328	*	73,216

W. Livingston	-	*	42,914

T. L. McKenzie	2,000	*	-

Directors and Director Candidates who are not Named Executive Officers

J. F. Earl	62,928	*	-

K. G. Eddy	72,889	*	18,677

D. C. Everitt	85,616	*	10,648

C. I. Haznedar	24,106	*	4,737

M. Longhi	14,120	*	4,737

E. M. Purvis, Jr.	20,773	*	-

P. C. Widman	82,264	*	-

All current Directors and executive officers as a group (13 persons in total, including those listed above)	1,686,646	2.14%	817,629

More than 5% Beneficial Owners

BlackRock, Inc. (3) East 52nd Street New York, NY 10055	12,007,603	15.20%	-

The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	7,909,940	10.01%	-

* Less than one percent.

(1)

Includes securities that are exercisable, or vest, within 60 days. For each Director, includes RSUs which have vested and RSUs that will vest within 60 days. Includes the following number of vested SARs calculated on a “net” basis, i.e. the number of shares each SAR may be exercised for based on the market value of Common Stock as of February 23, 2021:

N. Grasberger, 361,584; P. Minan, 108,183; R. Hochman, 52,536; and D. Stanton, 11,119.
(2)

Includes, for executive officers, unvested RSUs, PSUs (stated at target), and SARs (stated on a gross basis). In addition, Ms. Eddy, Ms. Haznedar and Messrs. Everitt and Longhi elected to defer a portion of their Director fees in the forms of credits for non-voting phantom shares under the terms of our Deferred Compensation Plan for Non-Employee Directors. These phantom shares are included as stock equivalents. They will ultimately be paid out in cash based upon the value of the shares at the time of payout. While unvested awards and phantom shares included in this column may not be voted or transferred, we have included them in the table as they represent an economic interest in our common stock that is subject to the same market risk as ownership of actual shares of our common stock.

(3)

The information for BlackRock, Inc. is derived from a Schedule 13G/A filing by such entity with the SEC on January 26, 2021. Based on its filings with the SEC, BlackRock, Inc. has the sole voting power over 11,853,307 shares of our common stock and sole dispositive power over 12,007,603 shares of our common stock.

(4)

The information for The Vanguard Group is derived from a Schedule 13G/A filing by such entity with the SEC on February 10, 2021. Based on its filings with the SEC, The Vanguard Group has the sole voting power over 78,394 shares of our common stock and sole dispositive power over 7,768,485 shares of our common stock and shared dispositive power over 141,455 shares of our common stock.

Except as otherwise stated, each individual or entity has sole voting and investment power over the shares set forth opposite his, her or its name. None of the Directors, Director candidates or executive officers individually beneficially owned 1% or more of our Common Stock, and our current Directors and executive officers as a group beneficially owned less than 1% of our outstanding common stock.

Report of the Audit Committee

The Audit Committee is currently composed of five Directors, each of whom is considered independent under the rules of the NYSE and the SEC. The Board has determined that each of Ms. Eddy and Mr. Widman qualifies as an “audit committee financial expert” as that term is defined under the rules promulgated by the SEC.

The Audit Committee operates pursuant to a written charter that complies with the guidelines established by the NYSE.

The Audit Committee is responsible for monitoring our financial reporting processes and system of internal controls, supervising our internal auditors and overseeing the independence and performance of the independent auditors. In carrying out these responsibilities, the Audit Committee meets with our internal auditors and our independent auditors to review the overall scope and plans for their respective audits of our financial statements. The Audit Committee also meets privately (and in separate meetings) with members of management, our independent auditors and our internal auditors following each Audit Committee meeting and as may otherwise be needed. The Audit Committee meets with management and with the independent auditors each quarter to review and discuss our Annual Report on Form 10-K and quarterly reports on Form 10-Q prior to their being filed with the SEC, and meets with management and our independent auditors to review and discuss our quarterly earnings prior to their release.

The Audit Committee’s responsibility is to monitor and oversee the audit and financial reporting processes. However, the members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management, and the report issued by the independent registered public accounting firm. While the Audit Committee and the Board monitor our financial record keeping and controls, management is ultimately responsible for our financial reporting process, including our system of internal controls, disclosure control procedures and the preparation of the financial statements. The independent auditors support the financial reporting process by performing an audit of our financial statements and issuing a report thereon.

The Audit Committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements for the year ended December 31, 2020 and related periods. These discussions focused on the quality, not just the acceptability, of the accounting principles used by us, key accounting policies followed in the preparation of the financial statements and the reasonableness of significant judgments made by management in the preparation of the financial statements and alternatives that may be available.

In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, including the quality of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee has also received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with the independent auditors the independent auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee’s review of the representations of management and the report of the independent auditors, the Audit Committee recommended to the Board that the audited financial statements be included (and the Board approved such inclusion) in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

SUBMITTED BY THE AUDIT COMMITTEE:

P. C. Widman, Chairman

J. F. Earl

K. G. Eddy

C. I. Haznedar

M. Longhi

Fees Billed by the Independent Auditors for Audit and Non-Audit Services

The following table sets forth the amount of audit fees, audit-related fees, tax fees and all other fees billed or expected to be billed by PricewaterhouseCoopers LLP, our principal auditor for the years ended December 31, 2020 and December 31, 2019.

	2020	2019

Audit Fees (1)	$4,310,000	$5,120,560

Audit-Related Fees (2)	$634,954	$762,970

Tax Fees (3)	$120,408	$265,043

All Other Fees (4)	8,100	$5,387

Total Fees	$5,073,462	$6,153,960

(1)	The 2020 figure includes fees related to the integrated audit of the consolidated financial statements and internal controls over financial reporting as well as statutory audits and quarterly reviews.
(2)	The 2020 figure includes fees primarily related to the acquisition and divestiture.
(3)

The 2020 figure includes fees related to income tax services other than those directly related to the audit of the income tax accrual, such as tax compliance and tax planning initiatives, including Treasury planning.

(4)	The 2020 figure includes fees related to primarily to licensing fees for software products.

The Audit Committee has considered the possible effect of non-audit services on the auditors’ independence and pre-approved the type of non-audit services that were rendered. The Audit Committee has adopted a policy authorizing the pre-approval of certain audit, non-audit and tax services (and related fees) to be provided by the independent auditors. The services to be provided are to be reviewed with the Audit Committee and approval is given for a specific dollar amount and for a period of not greater than 12 months. Services that are not pre-approved in this manner must be pre-approved on a case-by-case basis throughout the year. Additionally, if the pre-approved fee is exceeded, the Audit Committee must be advised of such overruns. In making its decision regarding the approval of services, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, whether the independent auditor is best positioned to provide such services and whether the services might enhance the Company’s ability to manage or control risk or improve audit quality. No services were provided during the last two fiscal years pursuant to the de minimis safe harbor exception from the pre-approval requirements.

All of the fees included in the table above were pre-approved by the Audit Committee.

Proposal 2: Ratification of Appointment of Independent Auditors

The Audit Committee has appointed PricewaterhouseCoopers LLP as independent auditors to audit our financial statements for the fiscal year ending December 31, 2021. Although not required to do so, the Board has determined to submit the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent auditors to stockholders for ratification as a matter of good corporate governance. In the absence of contrary direction from stockholders, all proxies that are submitted will be voted in favor of the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent auditors.

If this proposal is not ratified by at least a majority of the shares of our outstanding common stock present in person or by proxy and entitled to vote on matters at the Annual Meeting, the appointment of the independent auditors will be reevaluated by the Audit Committee. Due to the difficulty and expense of making any substitution of auditors, it is unlikely that their appointment for the audit of the financial statements for the fiscal year ending December 31, 2021 would be changed. However, the Audit Committee may review whether to seek new independent auditors for the fiscal year ending December 31, 2022.

A representative of PricewaterhouseCoopers LLP will attend the Annual Meeting, with the opportunity to make a statement and answer questions of stockholders.

Required Vote: The ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors will be approved if it receives the approval of at least a majority of the shares represented at the Annual Meeting.

The Board recommends that stockholders vote “FOR” the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2021.

Compensation Discussion & Analysis

Introduction

In this Compensation Discussion & Analysis (“CD&A”), we review the objectives and elements of Harsco’s executive compensation program and discuss the 2020 compensation earned by our named executive officers (“NEOs”).

Pursuant to the disclosure requirements contained in the SEC rules, this year’s NEO list includes one individual who is no longer employed by the Company. On June 30, 2020, Tracey L. McKenzie resigned her position as the Senior Vice President & Chief Human Resources Officer. In addition to Ms. McKenzie, our NEOs for fiscal 2020 are as follows:

F. Nicholas Grasberger III Chairman, President & Chief Executive Officer (“CEO”)	Peter F. Minan[1] Senior Vice President & Chief Financial Officer (“CFO”)

David Stanton Senior Vice President & Group President, Harsco Clean Earth	Wendy A. Livingston Senior Vice President & Chief Human Resources Officer (“CHRO”)

Russell C. Hochman Senior Vice President and General Counsel, Chief Compliance Officer & Corporate Secretary
(1)	On May 1, 2021, Mr. Minan will retire from the Company.

Executive Summary

Business Highlights

During 2020, Harsco’s strategic business objectives consisted of the following four priorities:

1.	Further the Company’s transformation to become a leading global provider of environmental solutions for industrial and specialty waste streams and capturing value from recent acquisitions.

In the second quarter of 2020, we acquired Stericycle Environmental Solutions (“ESOL”), an established hazardous waste management and processing solutions provider throughout the U.S. The addition of ESOL to the Clean Earth hazardous waste platform offered a unique opportunity to bring together two highly complementary, market-leading waste management portfolios. This transaction represented the Company’s largest investment to date to continue the transformation of our portfolio towards environmental services and products. This action, in addition to the 2019 acquisition of Clean Earth and divestiture of our Industrial businesses, simplifies Harsco’s corporate structure and shifts our focus to less-cyclical and higher-growth businesses.

We have already begun to capture many of the anticipated synergy benefits and are confident this combination will deliver meaningful profit and margin improvement in the coming years.

2.	Preserving Harsco’s financial flexibility as well as the health and safety of our employees during the COVID-19 pandemic.

The COVID-19 pandemic created unprecedented pressures on Harsco, our employees and customers. Harsco Environmental customers reduced steel production, Clean Earth waste processing activity slowed as some retail, medical and industrial customers curtailed operations, and Rail customers delayed or deferred orders. These developments together negatively impacted revenue. And while we are pleased to report that business conditions have largely improved, the Company was strongly positioned to weather the difficult economic period as a result of our historic strategic actions. We also took proactive and aggressive actions during the year to protect the safety of our employees, including crafting a comprehensive set of Global Principles grounded in our value of Employee Care. We sought and continue to receive expert guidance on numerous topics from two well-versed consultants in the area of infectious disease and public health. In addition, we implemented a robust cost reduction and capital expenditure rationalization program to strengthen our financial flexibility.

3.	Successfully executing a comprehensive operational recovery and business development program in Rail.

We invested to expand our manufacturing capacity within our North American operations and delivered the anticipated operational improvements from our Supply Chain Operations Recovery (“SCOR”) program. Further, Rail continued to realize commercial benefits from its product and market development efforts, as it was awarded several major contracts during the year. Its order backlog also continued to grow and remained at record levels despite the pandemic.

4.	Executing on growth priorities and implementing key initiatives to strengthen the margins and cashflow generation of Harsco Environmental.

The business invested capital to maintain and renew existing contracts, while committing incremental capital to select, attractive contracts that support business growth and our position as the leading global provider of environmental services to the metals industry. Harsco Environmental also executed major initiatives designed to support profitability and cashflow in response to weak fundamentals within the underlying steel market caused by the COVID-19 pandemic. Lastly, it engaged with Clean Earth to identify operating efficiencies and market opportunities across these two businesses.

2020 Highlights: Harsco Consolidated

Completed the acquisition of the ESOL business on April 6, 2020	Generated revenues of $1.9 billion, higher than the prior year as a result of the acquisition of ESOL.

Executed proactive and significant actions to achieve cost savings of more than $20 million, some of which are permanent cost reductions, as a result of the COVID-19 pandemic.

Reduced capital expenditures from the
original plan by approximately

$65 million

to strengthen free cashflow performance while
continuing to invest to support our customers

and meet our strategic growth objectives.

Successfully executed an operational improvement program at Harsco Rail and sustained a backlog of more than $441 million in this business segment for the year.

Successfully completed an attractive
financing to fund the ESOL acquisition and
amended our credit agreement in
accordance with our financial strategy
providing the Company with increased
operating flexibility.

In 2020, the Company published its most comprehensive and detailed ESG Report to date. This report and other ESG initiatives led to significant improvements, for the second consecutive year, in the Company’s ESG scores from three leading ESG rating groups.

Each of our business segments executed against their respective strategy and contributed positively to Harsco’s performance during the year. Overall, these actions were very successful, and we are pleased with our 2020 financial results in this context. Also, most importantly, we are confident in Harsco’s ability to prosper as the economic recovery continues and the benefits of our strategic initiatives further materialize.

Other financial and operational highlights for each business unit are summarized in the table below:

Looking forward, priorities in the coming year include capturing the benefit of the ESOL acquisition; continue driving efficiencies in Rail’s operations; strengthening the Company’s cashflow; and executing against our strategy of transforming Harsco into a global, market leading, single-thesis environmental solutions platform. All actions are delivered while being mindful of Harsco’s Corporate Sustainability objectives, our enterprise-wide Environment, Social and Governance (“ESG”) initiatives and long-term financial goals, which include generating financial returns that exceed our cost of capital and maintaining a flexible capital structure.

Compensation Highlights

Our executive compensation program’s primary objective is aligning our executives’ pay with the interests of our stockholders. The program is also designed to reward short- and long-term financial, strategic and operational business results, while facilitating the Company’s need to attract, motivate, develop and retain highly qualified executives who are critical to our long-term success.

Advisory Vote on Named Executive Officer Compensation

At our 2020 Annual Meeting, stockholders voted strongly in support of Harsco’s NEO compensation program with approximately 97% of votes cast in support of Harsco’s say-on-pay proposal.

We continue to engage our stockholders on various issues through an extensive and thoughtful investor relations program. During this engagement, stockholders have an opportunity to provide feedback on a variety of topics, including executive compensation. The Company’s outreach via investor conferences, roadshows, and other means has increased and we have received strong favorable support from our stockholders the past few years. The Management Development & Compensation (“MD&C”) Committee considers stockholders’ viewpoints in the development and approval of all compensation policies and practices at Harsco.

Program Governance Highlights

We strive to maintain a program that is consistent with market best practices, supportive of our business structure, and aligned with our stockholders’ expectations. The table below presents our compensation governance practices and polices:

Incentive Plan Results

Changes to the Annual Incentive Plan (“AIP”) Prior to COVID-19

AIP awards are entirely dependent upon achievement of two separate and distinct components equaling Business Unit Contribution (“BUC”) performance. In February of 2020, before the impact of COVID-19, the MD&C Committee approved the replacement of Operating Income metric with Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) for purposes of the BUC calculation. Using an operating results metric based on EBITDA instead of Operating Income provides stronger alignment with Harsco’s M&A strategy and aligns with the key metric used by analysts and stockholders to assess performance and value the Company. As a result, for purposes of the 2020 AIP, Harsco BUC consisted of the following two components:

1.	EBITDA (excluding the effect of foreign currency movements and certain special items as determined by the MD&C Committee) minus;

2.	a fixed cost of capital rate applied to controllable net tangible assets deployed.

At that same time, and consistent with past practice, the MD&C Committee developed and approved the Consolidated Harsco BUC goals (threshold, target and maximum performance levels) by starting with the annual operating plan EBITDA as approved by the Board of Directors. In addition, the fixed cost of capital rate was increased in 2020, reflecting a further focus on managing controllable net tangible assets. Unlike prior years, the 2020 approved performance levels percentage at threshold and maximum was applied against each business unit BUC target to create the final threshold and maximum goals. In prior years, the performance level percentages were applied against approved Operating Income goals. These performance ranges were reduced by the fixed cost of capital multiplied by the controllable net assets deployed, applied consistently across all performance levels to create final BUC goals. Harsco Consolidated BUC goals were a product of the goals across the individual lines of business less a charge for Corporate operating expenses.

These goals, summarized in the table below, were designed to enable business unit leadership to execute controllable strategic actions that deliver improved income generation with an efficient use of capital resources.

Performance Level	Harsco BUC Goal (% of Total)		Harsco Consolidated BUC Goal ($ Millions) (1)
Maximum	136%	=	$176.2
Target	100%	=	$128.3
Threshold	75%	=	$96.6
Below Threshold	<75%	=	<$96.6
(1)	Consistent with Harsco’s standard methodology for calculating BUC during a year of M&A activity, these goals excluded financial results for ESOL since it was acquired later in 2020.

The Impact of COVID-19 on the 2020 AIP

Like all companies, Harsco had to carefully consider the impact of COVID-19 on its business, employees, customers and stockholders. After a relatively strong first quarter, the completion of the ESOL acquisition including the significant integration efforts required, and an extraordinarily challenging environment in the second quarter, the MD&C Committee and senior management decided that the proper action to take with respect to the 2020 AIP would be to:

•

Adjust the BUC goals originally established based on the 2020 Annual Operating Plan determined at the beginning of the year using revised forecasts for the second half of the fiscal year only. It became clear at the end of the second quarter that due to extraordinary macro-economic pressures from the pandemic and using the previously set performance goals, the Company would not reach the threshold level of performance and no payout would be earned. However, the MD&C Committee and Senior Management felt strongly that staying squarely focused on the key financial metrics that determine our BUC performance was critical to managing through the crisis and that providing a continued opportunity to earn an AIP award was in the best interests of Harsco and its stockholders. In addition, since the MD&C Committee approved the adjustment of the 2020 goals, there was an opportunity to deviate from the standard methodology by incorporating the forecast of the newly acquired ESOL business into the final calculation. These revised goals are summarized below.

Performance Level	Harsco BUC Goal (% of Total)		Harsco Consolidated BUC Goal ($ Millions) (1)
Maximum	162%	=	$72.6
Target	100%	=	$44.8
Threshold	60%	=	$27.0
Below Threshold	<60%	=	<$27.0
(1)	For 2020, the ESOL BUC consists of EBITDA only without a capital charge.

•

Modify the award payout scale to provide for adjusted incentive opportunities. For 2020, there were no changes to target annual incentive levels for NEOs. However, award opportunities were modified to range from 0% to 100% (previously 0% to 200%) of target award amounts based on financial performance as shown in the table below.

Executive(1)	FY ’20 Target AIP (2)	Modified AIP Opportunity Range (% of Target Award Opportunity)
		Below Threshold	Threshold	Target	Maximum

F. Nicholas Grasberger III	110%	0% of Target	20% of Target (Previously 25%)	75% of Target (Previously 100%)	100% of Target (Previously 200%)
Peter F. Minan	75%
David Stanton	75%
Russell C. Hochman	65%
Wendy A. Livingston	65%
(1)	Ms. McKenzie resigned effective June 30, 2020, thus was not eligible to participate in our 2020 AIP program and earned no payout.
(2)	As of December 31, 2020, expressed as a percentage of base salary.

The MD&C Committee believes these changes provided an appropriate level of incentive opportunity to ensure our senior leadership team remained focused on specific, quantifiable goals — finishing the year as strong as possible and poised to capitalize on growth opportunities when the global economy recovers. For details on actual AIP payouts, please refer to pages 46-50 of this CD&A.

AIP Payouts

Each of Harsco Consolidated, Harsco Environmental and Harsco ESOL earned an annual incentive payout based on their financial performance compared against the BUC goals that were approved in July 2020. The payout factors achieved related to Harsco Consolidated and its business units are outlined below.

Consolidated / Business Unit	Payout Factor

Harsco Consolidated	58% of Target

Harsco Environmental	98% of Target

Harsco Clean Earth	0% of Target

Harsco Rail	0% of Target

Harsco ESOL	64% of Target

The resulting payouts from the AIP along with the base salary earned plus the long-term incentives granted in 2020 for the NEOs are presented in the table below.

Executive	Payout Factor	Base Salary Earned	Non-Equity Incentive Earned	Long-Term Incentive Award Value Granted	Total Direct Compensation(1)
F. Nicholas Grasberger III	58%	$954,632	$586,597	$2,173,365	$3,714,594
Peter F. Minan	58%	$572,278	$239,943	$609,386	$1,421,607
Russell C. Hochman	58%	$469,522	$170,885	$417,319	$1,057,726
David Stanton	45%	$423,077	$140,883	$423,575	$987,535
Wendy A. Livingston(2)	58%	$138,769	$51,335	$523,760	$713,864
Tracey L. McKenzie(3)	n/a	$239,594	$0	$390,760	$630,354

(1)	Total Direct Compensation is equal to the sum of base salary earned, AIP earned for 2020 and paid in 2021 and accounting fair value of long-term incentives granted in 2020.
(2)

On October 19, 2020, as part of our normal practice, a one-time long-term incentive award in connection with joining the company was granted based on a target opportunity of $500,000 and was comprised of the same mix of equity vehicles – PSUs (33%), SARs (33%) and RSUs (33%) – as was the case for the other NEO’s, excluding the CEO (see pages 50-52).

(3)	Ms. McKenzie resigned effective June 30, 2020, thus was not eligible to participate in our 2020 AIP Program.

Long-term incentives granted in March of 2020 are considered by the MD&C Committee to be a pay opportunity with the realizable value fully dependent on Harsco’s future share price performance. The CEO’s long-term incentives consist of 40% PSUs, 30% SARs and 30% Restricted Stock Units (“RSUs”). For all other NEOs, long-term incentives consist of one-third PSUs, SARs and RSUs.

The Company granted PSUs in 2018 with vesting conditioned generally on Harsco’s TSR performance relative to the S&P 600 Industrials Index for the three-year period from 2018 through 2020. Harsco’s TSR for the performance period was at the 41st percentile of the index, resulting in a payout of 73% of target.

2018 to 2020 PSU Award	Payout Factor

Relative TSR versus S&P 600 Industrials Index	73% of Target

Changes for 2021

The MD&C Committee and senior management partnered closely to adopt the following changes to the Company’s pay program:

Component	Change Details	Rationale for Change

AIP: Plan Design

•  Add a +/- 20% individual performance modifier.

•   Introduce specific strategic plus enterprise-wide ESG goals assigned to NEOs reflective of their responsibilities.

•   Includes pre-determined quantitative or qualitative targets relative to each goal to focus behaviors and drive results.

•   Incentivize successful delivery of goals related to our stated 2021 strategic initiatives while complementing our ESG focus.

•   Measuring progress towards and success of ESG initiatives in a controlled manner.

Long-term Incentive (“LTI”): CEO Target and Mix	• Increase LTI award opportunity from 335% to 350% of base salary. • Change the LTI mix from 40% PSUs, 30% RSUs, 30% SARs to 50% PSUs, 25% RSUs, 25% SARs.	• Better align LTI target award opportunity with the CEO role. • Place more emphasis on performance-based equity.

Discussion and Analysis of 2020 Compensation

Compensation Guiding Principles

The Company has a set of principles that guide our compensation program design with the core assumption that executive compensation is a highly effective business tool when designed, communicated and administered properly. The principles listed below strongly influenced our executive compensation decisions for fiscal 2020.

Guiding Principles	How We Employ Them

Promote a Performance-Oriented Environment

• Ensure employees have a clear line-of-sight regarding how their actions drive business results and how their overall compensation must be aligned to stockholder value creation;

• Provide greater rewards to those individuals and teams who most positively impact the success of the business; and

• Differentiate compensation in a manner that enables us to retain our high-performing and high-potential talent and continue to attract high-caliber talent.

Provide Market-Competitive Rewards

• Regularly monitor the practices and trends in the markets in which we compete for talent;

• Structure our program to target the median of relevant markets for talent; and

• Design a program in which realizable compensation is aligned with stock price and business performance outcomes.

Allow Flexibility within a Common Framework

• Create a program with a common global strategy and framework; and

• Allow flexibility to accommodate the unique talent and compensation needs of our diverse businesses, workforce, and global markets.

Adhere to a Clear Governance Model	• Employ appropriate oversight and controls to govern design and administration; and • Clearly define the roles and responsibilities of all program stakeholders.

Be Well Communicated

• Specify the objectives, design, and value of each component of fixed and variable compensation within the context of total rewards; and

• Use multiple sources of communication to help ensure the link between pay and performance is well understood by our key stakeholders.

Talent Management Strategy

Integral with our guiding principles is our talent management strategy, developed by management, and supported by both the Company’s MD&C Committee and the Board of Directors. Delivering our strategic goals and driving positive stockholder return requires a strong focus on attracting and retaining a talented senior management team.

Annually, an Organizational Leadership Review is performed that assesses the critical organizational capabilities required to execute the Company’s strategy, executive team performance, succession depth, and retention risk across all critical executive leadership positions. Feedback is sought from both the MD&C Committee and the Board of Directors. In addition, Board members are involved in the selection process for our NEOs.

Overview of 2020 Compensation Decisions and Actions

Applying our principles and stated compensation practices, the MD&C Committee reviewed each NEO’s compensation package individually with the objective of supporting our business strategies, ensuring market competitiveness, providing incentives to motivate and retain our key executives, and underpinning our succession planning process.

Elements of 2020 NEO Compensation Program

The key elements of our 2020 NEO compensation program are described in the following table:

Element	Description

Base Salary	• Annual stable source of income (fixed compensation) based on competitive market data.

Annual Incentive (AIP Awards)	• Variable, performance-based annual cash payment linked to and focused on financial and strategic short-term goals.

Long-Term Incentive (LTIP Awards)

•   Variable, performance and time-based annual award grant comprised of a mix of equity vehicles, including PSUs, SARs and RSUs.

•   Realizable compensation based upon the intrinsic value of the Company’s stock price performance.

Target Total Compensation Mix

As reflected in the following charts, the MD&C Committee approved a significant amount of each NEO’s target total compensation opportunity in the form of variable, rather than fixed, compensation for 2020. These results exclude retirement benefits and post-employment payments.

2020 Target Compensation Mix Chief Executive Officer	2020 Target Compensation Mix Average of Other NEOs(1)

(1) These results exclude Ms. McKenzie’s compensation details, who resigned effective June 30, 2020.

Compensation Decision-Making Framework

General Process

Executive compensation decisions at the Company are the product of several factors, in each case subject to modification by the MD&C Committee as it may deem necessary at its discretion and are also dependent upon whether the decisions are made in the normal pay setting cycle or under special circumstances for a newly appointed or hired executive. For 2020, the predominant factors influencing pay determinations for our NEOs included:

•	Performance against the adjusted BUC performance target;

•	Advancement of our strategic business objectives that supported our four priorities for 2020 (outlined in the Executive Summary of this CD&A);

•	Achievement of specific operational goals relating to the sphere of influence of each applicable NEO; and

•	Market competitive compensation levels reflected in survey data and peer group data as described in more detail below.

Below are the roles for the MD&C Committee, the Chairman, President & CEO, and the Compensation Consultants regarding the Compensation Decision-Making process.

Roles

MD&C Committee

All members of the MD&C Committee were independent Directors, enabling them to be objective representatives for our stockholders. The MD&C Committee oversaw the design and development of our 2020 NEO compensation program and determined our CEO’s compensation consistent with the overall objectives of the program. In addition, the MD&C Committee approved all incentive compensation plans and approved or revised recommendations made by the Chairman, President & CEO for compensation decisions affecting any of the other NEOs.

Chairman, President & CEO

Our Chairman, President & CEO, assisted by our Human Resources department, administered the executive compensation program as delegated by the MD&C Committee. Mr. Grasberger met with the MD&C Committee and, in collaboration with the Compensation Consultant, made recommendations related to the overall structure of our NEO compensation program, set and evaluated 2020 AIP metrics and made specific recommendations regarding the form and amount of compensation opportunities for the other NEOs.

Final decisions regarding NEO compensation are always made by the MD&C Committee, and the Chairman, President & CEO does not play any role with respect to his own compensation.

Independent Compensation Consultant

Our MD&C Committee has the authority to engage and retain an independent compensation consultant to provide independent counsel and advice. At least annually, the MD&C Committee formally conducts an evaluation as to the effectiveness of the independent compensation consultant and periodically runs a request for proposal process to ensure the independent compensation consultant is meeting its needs. For 2020, our MD&C Committee retained the services of Pearl Meyer & Co. LLP (“Pearl Meyer”). The following services were provided by the Independent Compensation Consultant:

Consultant	Description of Services Provided

Pearl Meyer

•  Updates on trends and developments in executive compensation;

•  Conducted a risk assessment of the Company’s executive incentive plans;

•  Review and provide a recommendation regarding the compensation peer group for use in 2020 and 2021;

•  Annual competitive market assessment and recommendations for 2020 pay decisions;

•  Support Director Pay assessment and recommendations;

•  Review, design and provide recommendations for the 2020 short- and long-term incentive plans;

•  Support in drafting the CD&A of the 2021 Proxy Statement; and

•  Other ad hoc requests related to executive compensation market practices.

At the MD&C Committee’s direction during 2020, management provided all MD&C Committee materials to the independent consultant and discussed such materials and any recommendations relating thereto with the consultant in advance of each MD&C Committee meeting. Pearl Meyer considered and discussed the information with the MD&C Committee chairperson, specifically identifying any issues or concerns. The MD&C Committee considered Pearl Meyer’s input as part of its decision- making process.

Independence Assessment: No Compensation Consultant Conflicts of Interest

The MD&C Committee assessed the independence of Pearl Meyer in 2020, as required under NYSE listing rules. The MD&C Committee has also considered and assessed all relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to the compensation consultant described above. Based on this review, we are not aware of any conflict of interest raised by the work performed by Pearl Meyer that would prevent the consultant from serving as an independent consultant to the MD&C Committee.

Management Consultants

Our Human Resources department retained Willis Towers Watson (“WTW”) during 2020 to provide additional executive compensation support, including guidance related to the CEO Pay Ratio disclosure requirements. Our Human Resources department also used various survey data compiled by WTW to provide information to the MD&C Committee as part of its decision-making processes.

In 2020, WTW again provided pension plan-related and other similar advice to our Human Resources and Finance departments as well as measurement support for various casualty exposures. The decision to engage WTW for these non-compensation related services was made by management.

How We Used Market Data for 2020 Pay Decisions

Our first step in establishing pay levels for each of our NEOs is to target compensation initially at or near the median (50th percentile) of market data for executives in similar positions. In reviewing compensation of our NEOs and setting compensation for 2020, the MD&C Committee consulted with Pearl Meyer in late 2019 and referenced two sources of market data when making decisions: survey data and peer group data. As we are a diversified services company, no other company perfectly matches our profile, and we believe our most direct competitors for executive talent are not necessarily limited to companies within our peer group. Below are details concerning survey and peer group data.

Item	Key Details, Process and Decisions
Survey Data - WTW

•  Selected surveys focused on capital goods, industrial manufacturing, diversified metals and mineral and commodity-based companies reflecting similar revenue size to Harsco.

•  The MD&C Committee does not materially rely upon data from any individual company participating in any of the surveys in making compensation decisions.

Compensation Peer Group

•  Compensation data obtained from SEC filings helps us understand the pay levels in industries in which we compete for talent.

•  Focus on elements of compensation (base salary, annual bonus, and long-term incentives) for NEOs at companies with comparable revenues, market capitalization, industry focus, number of employees, global (multi-national) footprint, and other similar business-related factors.

MD&C Committee Process

•  Initially target all components of the Company’s NEO compensation packages, as well as the aggregate target total compensation (the sum of base salary, target annual incentives, and target long-term incentives) to the 50th percentile of similarly situated employees including relevant survey data.

•  Variation above or below the 50th percentile results, in the judgment of the MD&C Committee when:

✓  the value of the NEO’s experience, performance, scope and/or specific skills, together with his or her ability to impact business results, or other business conditions warrants additional consideration; or

✓  the terms of individually negotiated employment arrangements require review and year-to-year fluctuations in the Peer Group data and/or the survey data.

Compensation Peer Group

Each year, we review our Compensation Peer Group to ensure our compensation is being benchmarked to comparable companies considering industry, financial and operational similarities. As in previous years, the following selection criteria was used in the development of the Compensation Peer Group:

Compensation Peer Group Criteria

Diversified industrial organizations including, at a minimum, companies in these primary industries - Environmental & Facilities Services and related companies as well as diversified Metals & Minerals:

Global (multi-national) footprint, operating in many individual locations with approximately 30% or more of total revenues deriving from outside the United States;

Asset/capital intensive nature and/or long-term contract service providers; and

Sized to be approximately one half to 2.5 times our size as measured by revenues and within a reasonable range on a market cap basis.

In 2019, upon review of the 2019 Compensation Peer Group and the selection criteria noted above, the MD&C Committee approved the recommendation of Pearl Meyer to remove three companies: Chart Industries, Inc., SPX Flow, Inc. and Watts Water Technologies, Inc. and add three new companies: Clean Harbors, Inc., Covanta Holding Corporation and US Ecology, Inc. to the 2020 Compensation Peer Group to better align with Harsco’s new business strategy and portfolio mix. Chart Industries, Inc., SPX Flow, Inc. and Watts Water Technologies, Inc. operate primarily in the energy sector and were removed due to the sale of our Air-X-Changers business segment to Chart Industries, Inc. in 2019. Clean Harbors, Inc., Covanta Holding Corporation and US Ecology, Inc., operate within the waste management sector – supporting our transformation into a global provider of environmental solutions. Although there are other companies that compete with Harsco’s various business segments, some were not included in the compensation peer set due to their differences in size and scope as compared to Harsco.

Companies included in the 2020 Compensation Peer Group were companies that had one or more business aspects that corresponded with one or more of the main aspects of our three business units – Harsco Environmental, Rail and Clean Earth. The following companies comprise the 2020 Compensation Peer Group:

2020 Compensation Peer Group

• Astec Industries Inc.	• Meritor, Inc.

• CIRCOR International, Inc.	• Minerals Technologies

• Clean Harbors, Inc.	• Rexnord Corporation

• Covanta Holding Corporation	• SPX Corporation

• Crane Co.	• Standex International Corporation

• Enerpac Tool Group Corporation	• The Timken Company

• EnPro Industries, Inc.	• TriMas Corporation

• Gibraltar Industries, Inc.	• US Ecology, Inc.

• The Greenbrier Companies, Inc.	• Valmont Industries, Inc.

• ITT Inc.	• Woodward, Inc.

• Kennametal Inc.

For the 2020 Compensation Peer Group, median revenues for 2020 (2019 data was utilized to determine 2020 NEO compensation) were approximately $1.8 billion (as compared to the Company’s 2020 revenues of approximately $1.8 billion) and median market capitalization as of September 30, 2020 was approximately $1.7 billion (as compared to the Company’s 2020 market capitalization of approximately $1.1 billion). The following chart illustrates Harsco’s position in comparison to the 2020 Compensation Peer Group’s median by total revenues and market capitalization measured as of September 30, 2020.

2021 Compensation Peer Group

Ensuring that our Compensation Peer Group is aligned with our business objectives is an ongoing priority — especially as Harsco evolves at a rapid pace. As a logical continuation of its transformational initiatives and considering its recent strategic transactions, Harsco again reviewed the Compensation Peer Group during 2020. Reflecting our updated portfolio mix, which from a revenue perspective is currently 80% Environment Solutions and 20% Rail, was also a consideration. After this comprehensive analysis, the MD&C Committee approved the recommendation of Harsco Management and Pearl Meyer to streamline the number of total peer companies from 21 to 16 by removing and adding the following companies in determining the 2021 Compensation Peer Group:

Peer Group Changes	Companies
Added: 7 Environmental Solutions Related Companies, Steel, or Rail	+ Stericycle, Inc. + Heritage-Crystal Clean, Inc. + Evoqua Water Technologies Corp. + GFL Environmental Inc. + Allegheny Technologies Incorporated + Commercial Metals Company + GATX Corporation

Removed: 12 Industrial Machinery or Construction & Engineering Companies	- Crane Co. - CIRCOR International, Inc. - Enerpac Tool Group Corporation - ITT Inc. - Kennametal Inc. - Rexnord Corporation	- SPX Corporation - Standex International Corporation - The Timken Company - TriMas Corporation - Valmont Industries, Inc. - Woodward, Inc.

Although there are other companies that compete with Harsco’s various business segments, some were not included in the compensation peer set due to their differences in size and scope as compared to Harsco.

Initial Benchmarking

In reviewing base salaries, target total cash compensation, and target total compensation for 2020, the MD&C Committee initially targeted each NEO’s compensation opportunity at the 50th percentile of both the Compensation Peer Group data and survey data. The MD&C Committee believes NEOs should not be compensated at either the high or low end of compensation as compared to the market, but rather should receive a reasonable level of compensation based on both the Company’s overall performance and their individual performance. The MD&C Committee then sets final compensation amounts either above or below the initial benchmarks, specifically taking into account:

Initial Benchmarks

Differences in the scope of responsibilities held by the NEOs;

Performance of duties during a NEO’s tenure with Harsco, specifically the effect of what the MD&C Committee viewed as exceptional performance;

Market requirements; and

Length of service with the Company in specific positions.

While past performance is considered by the MD&C Committee in setting current year target compensation opportunities, the effect of current performance is much more significant in determining the level at which those compensation opportunities are earned and paid. Our program provides each NEO an opportunity to earn a competitive level of compensation each year if we achieve our pre-established objectives, with an opportunity to earn greater amounts by helping us exceed those targets or lesser amounts when performance falls short of targets.

Impact of NEO Individual Performance on 2020 Compensation

The compensation structure for the Chairman, President & CEO is designed to deliver approximately 18% of the annual compensation opportunity in the form of base salary (fixed compensation) and the remaining 82% in the form of variable compensation (target annual incentive compensation and target long-term equity-based compensation). The actual compensation amount realized by the CEO may vary from this target based upon performance evaluated under the terms of our variable compensation plans.

Once per year, the MD&C Committee completes an evaluation with respect to the Company’s goals and objectives and makes a report to the Board. Based upon this assessment, the CEO’s compensation was set for the 2020 fiscal year, including base salary, annual incentive target, long-term equity-based compensation, perquisites, and other benefits. When evaluating the total level of CEO compensation for the 2020 fiscal year, the MD&C Committee considered the following information:

Factors While Evaluating the Total Level of CEO Compensation

• Personal performance against pre-established goals and objectives;

• The Company’s performance and relative TSR; and

• The compensation of CEOs at comparable companies, as reflected in the benchmark compensation data.

With respect to setting the compensation for the other NEOs, the MD&C Committee strives to deliver a competitive level of total compensation to each of the NEOs by evaluating and balancing the following objectives:

Factors While Evaluating NEO Compensation

• The strategic importance of the position within our executive team;

• The overall performance level of the individual and the potential to make significant contributions to the Company in the future;

• The value of the position in the marketplace;

• Internal pay equity; and

• Our executive compensation structure and guiding principles.

Target total direct compensation for our NEOs, but excluding the Chairman, President & CEO is designed to deliver approximately 67% variable compensation at target performance and 33% of base salary (fixed compensation). The amounts of compensation realized by our NEOs will vary from the target awards based upon performance evaluated under the terms of our compensation plans.

Each year, the Chairman, President & CEO presents his Organizational Leadership Review to the MD&C Committee to discuss the individual performance and potential of each of the NEOs. Following this review, the Chairman, President & CEO submits compensation recommendations to the MD&C Committee for each NEO. These recommendations address all elements of compensation, including base salary, target annual incentive compensation, long-term equity-based compensation, perquisites, and other benefits. In evaluating these compensation recommendations, the MD&C Committee considers information such as the NEOs’ individual performance, the performance of the Company, and the compensation of similarly situated executive officers as determined by the referenced benchmark data. The MD&C Committee applies the same considerations as noted above when making its compensation decisions for the Chairman, President & CEO.

2020 Compensation Decision Details

Base Salary

Base salary represents a stable source of income (fixed compensation) and is a standard element of compensation necessary to attract and retain talent. Base salary is set at the MD&C Committee’s discretion after taking into account the competitive landscape including the compensation practices of the companies in our selected Compensation Peer Group and survey data from a broader index of comparable companies, our business strategy, our short- and long-term performance goals, and individual factors, such as position, salary history, individual performance and contribution, an individual’s length of service with the Company, and placement within the general base salary range offered to our NEOs.

During 2020, the MD&C Committee approved merit-based salary increases for all eligible NEOs to become effective January 1, 2020. Mr. Grasberger did not receive a base salary increase for 2020. Mr. Minan and Ms. McKenzie received a 3% increase in their base salary. Mr. Hochman’s increase of 10% was merit-based and further adjusted to bring his salary to a more competitive market level for his experience and role. Mr. Stanton and Ms. Livingston were not eligible as their hire dates were post January 1, 2020. These increases were consistent with the overall timing and budget for all merit-based salary increases for Harsco employees in the U.S.

Consistent with this process, early in 2021 the MD&C Committee also approved merit-based salary increases to become effective January 1, 2021 as shown in the table below. Mr. Grasberger, Mr. Stanton and Ms. Livingston each received a 3% merit increase consistent with all employees in the US. Mr. Hochman’s increase was merit-based and further adjusted to bring his salary to a more competitive market level for his experience and role. As Mr. Minan is retiring on May 1, 2021, no change to his base salary occurred.

The table below reflects the base salaries approved by the MD&C Committee, effective as of January 1, 2020:

Executive	Annual Base Salary Rate
	Effective Jan. 1, 2020	Effective Jan. 1, 2021	% Increase
F. Nicholas Grasberger III	$919,275	$946,853	3%
Peter F. Minan(1)	$551,499	$551,499	0%
David Stanton(2)	$500,000	$515,000	3%
Russell C. Hochman	$453,200	$487,190	7.5%
Wendy A. Livingston(3)	$410,000	$422,300	3%
Tracey L. McKenzie(4)	$424,360	n/a	n/a
(1)	Mr. Minan is retiring on May 1, 2021.
(2)	Mr. Stanton’s base salary effective date was his hire date of March 2, 2020.
(3)	Ms. Livingston’s base salary effective date was her hire date of September 2, 2020.
(4)	Ms. McKenzie resigned effective June 30, 2020.

2020 AIP Awards

NEOs were eligible to participate in the 2020 AIP program, which provides the opportunity to earn a performance-based cash incentive predicated on the achievement of near-term financial results and strategic goals. All NEOs were evaluated, in significant part, based on overall Company performance to improve financial results and drive stockholder value. In response to COVID-19, the MD&C Committee reviewed and approved BUC targets as established in July 2020 based on the revised forecast for the second half of the year versus actual financial results. The MD&C Committee is given discretion to reduce (but not increase) the final payout amounts for the NEOs. Since the MD&C Committee adjusted the goals, there was an opportunity to deviate from the standard methodology to include the forecast for a new, significant acquisition of ESOL into the final calculation.

Setting 2020 AIP Award Opportunities

Target annual incentive opportunities are expressed as a percentage of base salary. As described in the Executive Summary, Pages 34-36, for 2020, payouts could range from 0% to 100% of target award amounts (previously 0% to 200%) based on financial performance. Targets were established by the MD&C Committee based on each NEO’s level of responsibilities and his or her ability to impact our overall results, as well as consideration of the benchmarking data as previously discussed. For 2020, there were no changes to target annual incentive levels for NEOs.

Executive(1)	FY ’20 Target AIP (2)	Modified AIP Opportunity Range (3) (% of Target Award Opportunity)
		Below Threshold	Threshold	Target	Maximum

F. Nicholas Grasberger III	110%	0% of Target	20% of Target (Previously 25%)	75% of Target (Previously 100%)	100% of Target (Previously 200%)
Peter F. Minan	75%
David Stanton	75%
Russell C. Hochman	65%
Wendy A. Livingston	65%
(1)	Ms. McKenzie resigned effective June 30, 2020, thus was not eligible to participate in our 2020 AIP program and earned no payout.
(2)	As of December 31, 2020, expressed as a percentage of base salary.
(3)	Modified in response to COVID-19.

AIP Performance Metrics and Payouts

Our annual cash incentive plan, the AIP, is intended to:

•	Hold our leadership team accountable for the efficient use of capital;
•	Drive growth;
•	Focus our NEOs on the achievement of pre-determined Harsco BUC targets; and
•	Ensure accountability towards delivering near-term commitments and consistent operating improvements.

For 2020, all AIP payouts for NEOs were entirely dependent upon achievement of the two distinct components equaling BUC performance. Due to COVID-19 impacts on the company, performance goals were adjusted and approved by the MD&C Committee in July 2020 based upon our revised forecasts for the second half of the year only. Specific weightings between Harsco Consolidated BUC and Business Unit BUC for each NEO is presented in the table below:

	BUC Weighting

Executive(1)	Harsco Consolidated	Business Units
		Clean Earth	ESOL EBITDA(2)	Rail

F. Nicholas Grasberger III	100%	0%	0%	0%

Peter F. Minan	100%	0%	0%	0%

David Stanton	50%	25%	25%	0%

Russell C. Hochman	100%	0%	0%	0%

Wendy A. Livingston	100%	0%	0%	0%
(1)	Ms. McKenzie resigned effective June 30, 2020, thus was not eligible to participate in our 2020 AIP program and earned no payout.
(2)	For 2020, the ESOL BUC consists of EBITDA only without a capital charge.

In July 2020, the MD&C Committee and Senior Management decided that the proper action to take would be to adjust the BUC goals established based on the 2020 Annual Operating Plan determined at the beginning of the year using revised forecasts for the second half of the fiscal year only. The revised 2020 Harsco Consolidated BUC goals are presented in the chart below.

While the 2020 goals were adjusted, the revised BUC goals were designed to enable business unit leadership to execute controllable strategic actions that deliver improved income generation with an efficient use of capital resources. The 2020 Harsco Consolidated BUC goals are presented in the chart below.

Performance Level	Harsco BUC Goal (% of Target)		Harsco Consolidated BUC ($ Millions) (1)	AIP Payout Factor (% of Target) (2)

Maximum	162%	=	$72.6	100%

Target	100%	=	$44.8	75%

Threshold	60%	=	$27.0	20%

Below Threshold	< 60%	=	<$27.0	0%
(1)

The Harsco Consolidated BUC target usually excludes any adjustment for any M&A activity in 2020. However, since the MD&C Committee reset the 2020 targets in July, there was an opportunity to deviate from the standard methodology to include the ESOL second half EBITDA forecast.

(2)

Payouts are interpolated between each specific performance level using a non-linear payout schedule. The schedule uses a commonly established non-linear design with an intermediate payout range of 60% to 90% of target for BUC results of $35.6 million to $59.0 million.

The adjusted Harsco Consolidated BUC goal for 2020 was based on: (1) an EBITDA target of $133.0 million minus (2) a fixed cost of capital rate applied to controllable net tangible assets deployed. This EBITDA target reflects the Company’s ability to implement actions to offset the COVID-19 business pressures while realizing anticipated benefits from key business initiatives. In determining the EBITDA target for 2020, we reviewed the initial impacts of COVID-19 on customer demand, anticipated benefits from Company actions to reduce operating costs and capital expenditures to combat economic pressures from COVID-19, external forecasts for end-market demand in the coming quarters and expected impacts from key improvement and strategic initiatives. Below are specific factors by business unit which were considered impactful and contributed to the target for 2020.

The MD&C Committee established a performance range around the BUC target of 60% to 162% of target from threshold to maximum after considering the volatility and visibility of relevant end markets, and the results of a market review of performance ranges in the industry.

Actual Harsco adjusted EBITDA for the second half totaled $117.7 million resulting in Harsco Consolidated BUC of $35.2 million, which placed the AIP payout achievement at 58% of Target. As contemplated when setting the targets, certain other adjustments were made due to the impact on results of certain nonrecurring, unusual items. The net adjustments increased EBITDA by $24 million with the largest component related to the non-recurring strategic transaction and integration costs resulting from the acquisition of Stericycle’s Environmental Solutions, Inc., including the debt amendment. These adjustments were determined by the MD&C Committee to be excluded from the BUC calculation since they did not directly reflect Company or management performance and are unusual and infrequent in nature. The 2020 AIP calculations and results are noted in the table below.

At the business unit level, Mr. Stanton’s incentive awards are determined using an equal weighting between Harsco Consolidated BUC and a combination of Harsco Clean Earth BUC and ESOL EBITDA. Mr. Stanton’s annual goals are a balance between critical contributions to overall Harsco performance with the specific strategic initiatives of the Harsco Clean Earth business unit. For 2020, BUC performance for Harsco Clean Earth was below threshold while the BUC performance for ESOL was $20.4 million, which resulted in a payout factor of 0% and 64% (respectively) for Mr. Stanton on the business unit component. When including the Harsco Consolidated performance result, Mr. Stanton’s combined payout factor was 45%, to which he was awarded $140,883.

The 2020 AIP calculations and results were as follows for the NEOs:

Executive(1)	FY ’20 Target AIP	BUC Payout Factor Achieved					AIP Earned
		Consolidated		Business Unit(2)		Result(3)

F. Nicholas Grasberger III	$1,011,203	58%	+	NA	=	58%	$586,597

Peter F. Minan	$413,624	58%	+	NA	=	58%	$239,943

David Stanton(4)	$313,454	58%	+	0% + 64%	=	45%	$140,883

Russell C. Hochman	$294,580	58%	+	NA	=	58%	$170,885

Wendy A. Livingston(5)	$88,494	58%	+	NA	=	58%	$51,335
(1)	Ms. McKenzie resigned effective June 30, 2020, thus was not eligible to participate in our 2020 AIP program and earned no payout.
(2)	For Mr. Stanton, the Business Unit results reflects a 0% payout achievement for Clean Earth and 64% payout achievement for ESOL.
(3)	For Mr. Stanton, the combined payout factor reflects the combination of Harsco Consolidated and Business Unit results.
(4)	Reflects Mr. Stanton’s base salary times his target opportunity prorated for his hire date of March 2, 2020.
(5)	Reflects Ms. Livingston’s base salary times her target opportunity prorated for her hire date of September 2, 2020.

Long-Term Incentive Awards

The MD&C Committee’s philosophy, where long-term compensation is balanced between performance-based and service-based pay, helps us achieve alignment of stockholder and executive interests by:

•	Rewarding NEOs for the creation of sustained stockholder value, with compensation varying in line with performance;

•	Encouraging ownership of our stock, including via our stock ownership guidelines;

•	Fostering teamwork that drives improved performance; and

•	Providing us with a means to retain and motivate high-caliber executives needed to attain our desired performance goals.

Setting 2020 Long-Term Award Opportunities

Target long-term incentive opportunities are expressed as a percentage of base salary while the realized value is dependent on stock price and total stockholder return over a specified period of time. Targets were established by the MD&C Committee based on each NEO’s level of responsibilities and his or her ability to impact our overall results, as well as consideration of the benchmarking data previously discussed. The table below reflects long-term incentive targets approved by the MD&C Committee, which did not change from 2018 except for Mr. Stanton, as he was hired on March 2, 2020, and Ms. Livingston, as she was hired on September 2, 2020.

Executive	FY’20 Target LTIP

F. Nicholas Grasberger III	335%

Peter F. Minan	150%

David Stanton	115%

Russell C. Hochman	125%

Wendy A. Livingston	125%

Tracey L. McKenzie(1)	125%
(1)	Ms. McKenzie resigned effective June 30, 2020.

For the LTIP award cycle granted in 2020, the MD&C Committee and the Board established the grant level for each NEO as a percentage of that NEO’s base salary. The MD&C Committee and the Board set target values for the 2020 LTIP awards with the intent that each NEO’s total direct compensation opportunity falls within a reasonable range of the market median for the NEO’s position.

Harsco typically determines the conversion of target equity grant values based on the closing stock price on date of grant. During the 2020 LTIP award cycle, Harsco’s stock price was negatively impacted by several outside factors, including the pandemic and the oil crises. As a result, as well as to address potential dilution concerns, the MD&C Committee temporarily modified the methodology used to determine the 2020 equity awards. Specifically, the MD&C Committee set a fixed stock price to determine the aggregate number of shares to grant for the 2020 LTIP cycle. The MD&C Committee used $10.29, which reflects the closing stock price on March 6, 2020, rather than the closing stock price on the date of grant, which was $8.05. Using this approach, the Company managed through the volatility of the market and conserved shares at the time of the grant. SARs were granted based on a strike price of $10.29, which was higher than the fair market value of the stock on the date of grant ($8.05). See the “Grants of Plan-Based Awards in Fiscal 2020” table for more information.

For 2020, the CEO’s long-term incentive (“LTI”) mix was also unchanged: 40% PSUs, 30% RSUs and 30% SARs. All other NEOs maintained an equal mix across all three vehicles.

CEO LTI Mix	NEOs LTI Mix

A Closer Look at the LTIP Components

PSU Performance Level

Harsco’s TSR performance relative to the S&P 600 Industrials Index will generally determine the number of shares delivered at the end of the three-year performance cycle as follows (achievement will be interpolated between the various performance points on the table):

Performance Level	Index Percentile Achievement	Payout as a % of Target

Maximum	75th	200%

Target	50th	100%

Threshold	25th	25%

Below Threshold	Below 25th	0%

Vesting of 2018 to 2020 Performance Share Unit Plan

The Company granted performance share units in 2018 with vesting conditioned on Harsco’s TSR performance relative to the S&P 600 Industrials Index for the three-year period from 2018 through 2020. Harsco’s TSR result for the period equaled the 41st percentile of the index, resulting in a payout at 73% of the units granted in 2018.

Other Compensation Elements

During 2020, we provided our NEOs with the following broad-based employee benefits on the same terms that apply to our non-executive U.S. employees:

•	Health insurance;

•	Disability insurance;

•	A term life insurance benefit equal to two times the individual’s salary up to a maximum benefit of $800,000; and

•	401(k) plan participation.

Our NEOs, except for Mr. Stanton are also eligible to participate in the Non-Qualified Retirement Savings and Investment Plan (“NQ RSIP”), which supplements the RSIP with respect to contributions that could not be made because of Internal Revenue Service compensation and contribution limitations.

We provided other benefits to certain NEOs during 2020. While rarely used, the Board maintains a policy regarding our Chairman, President & CEO’s personal use of our corporate aircraft. In the event of personal use of the corporate aircraft, our Chairman, President & CEO is taxed on the imputed income attributable to personal use of our aircraft, and our Chairman, President & CEO does not receive a tax gross-up from us with respect to such imputed amounts.

We offer limited perquisites and other personal benefits to our NEOs at competitive levels with those provided by our Peer Group companies, as well as the larger group of companies within the general industry that are similar in overall size and relative performance. We believe the other benefits we provided to our NEOs were necessary to help us attract and retain our senior executive team and the values of these benefits were reasonable, competitive, and consistent with the overall executive compensation program.

For more information on the perquisites and certain other benefits provided to the NEOs in 2020, see the All Other Compensation Table that serves as a supplement to the 2020 Summary Compensation Table.

Employment Arrangements with NEOs

The Company is not a party to any employment agreements with its NEOs. Additionally, no offer letter arrangements were outstanding between our NEOs and the Company in 2020.

Potential Payments upon Change in Control and Other Potential Post-Employment Payments

Change in Control Severance Agreements

We are currently a party to change in control severance agreements with Messrs. Grasberger, Minan, Hochman, Stanton, and Ms. Livingston, and Ms. McKenzie until her resignation, effective June 30, 2020. These change in control severance agreements reflect what we believe to be a market-based approach to a potential change in control scenario and incorporated several stockholder-favored compensation practices, including:

•	“Double-trigger” payment provisions that require a qualifying termination of employment after a change in control before benefits and payments are received; and

•

No excise tax gross-ups on severance benefits (each NEO will either pay the excise taxes on his or her severance benefits or the severance benefits will be reduced to a point where the excise tax does not apply, depending on which result is more favorable to the executive).

Mr. Grasberger is entitled to receive double-trigger severance benefits equal to three times his highest base salary in effect during the period beginning 90 days prior to the change in control through the date of termination, plus three times his highest target annual incentive for the year of termination. Each of Messrs. Minan, Hochman, Stanton, and Ms. Livingston, and Ms. McKenzie until her resignation effective June 30, 2020, is entitled to receive double-trigger severance benefits equal to two times his or her highest base salary in effect during the period beginning 90 days prior to the change in control through the date of termination, plus two times his or her highest target annual incentive for the year of termination. Each change in control severance agreement provides for a rolling three-year term that renews each year, subject to certain exceptions.

•

The change in control severance agreements are reviewed on a regular basis, though not necessarily as part of the annual compensation review. The MD&C Committee believes the change in control severance agreements serve the following purposes:

•	Assure we have the continued dedication and full attention of certain key employees prior to and after the consummation of a change in control event;

•

Help ensure, if a possible change in control should arise and a change in control officer should be involved in deliberations or negotiations in connection with the possible change in control, such officer would be in a position to consider as objectively as possible whether the possible change in control transaction is in our best interest as well as the best interests of our stockholders, without concern for his or her position or financial well-being; and

•	Protect us by retaining key talent in the face of corporate changes.

Consulting Arrangement

On July 1, 2020, the Company and Tracey L. McKenzie entered into a Consulting Agreement wherein Ms. McKenzie would provide consulting services until December 31, 2020. Under this agreement, Ms. McKenzie received:

•	$400,000 in consulting fees; and

•	$20,000 for benefits plus 1-month COBRA.

Under the consulting agreement, Ms. McKenzie is subject to a confidentiality agreement and also agreed to a general release of claims against the company.

Other Potential Post Employment Payments

Upon certain types of terminations of employment not related to a change in control, payments under various Company policies and plans may be paid to NEOs. These events and amounts are more fully explained under the heading “Termination or Change in Control Arrangements.”

Stock Ownership Guidelines

In 2020, we continued to maintain stock ownership guidelines that applied to the NEOs. Our stock ownership guidelines encourage the retention of stock acquired through our LTIP awards. No shares may be sold by participants until their applicable ownership guidelines are satisfied, subject to a hardship exception administered by the MD&C Committee.

The stock ownership guidelines are established as a multiple of each NEO’s base salary and were benchmarked against the stock ownership guidelines for similarly situated executives at Peer Group companies. They were also based on the Board’s determination of appropriate share ownership levels based on our compensation system. Under the guidelines, each NEO is encouraged to own a specific amount of our common stock and is restricted from selling shares until the guideline has been satisfied. The share ownership levels, based on fair market value as measured periodically, for each NEO for 2020 were as follows:

Name

F. Nicholas Grasberger III

Peter F. Minan

David Stanton

Russell C. Hochman

Wendy A. Livingston

Tracey L. McKenzie(1)
(1) Ms. McKenzie resigned effective June 30, 2020.

Our NEOs have five years from the date they are first granted LTIP awards to comply with the guidelines. If a NEO is promoted into a position with greater ownership requirements, that individual has five additional years to comply with the new guideline. All common stock held by the NEOs, whether acquired because of an LTIP award or otherwise, is included in determining whether they have achieved the applicable ownership guideline. Unvested stock options and unvested SARs are not included in calculating whether the guidelines have been met. Failure to meet the guidelines within the applicable five-year period will result in a review by the MD&C Committee to determine the cause of such failure and to develop an appropriate corrective action plan.

As of December 31, 2020, all our NEOs, except for Mr. Stanton, Ms. Livingston and Ms. McKenzie, have met their ownership guidelines. Mr. Stanton and Ms. Livingston are within the five-year phase-in period for meeting their ownership guidelines and continue to accumulate shares. Ms. McKenzie resigned effective June 30, 2020.

Right to Recover Incentive Compensation

Consistent with the Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Company and the Board reserve the right to recover (or “clawback”) from certain current and/or former key employees any wrongfully earned performance-based compensation, including stock-based awards, under the following circumstances:

•	There is a restatement of Company financials due to material noncompliance with any financial reporting requirement; or

•

The Board determines the current or former employee has willfully committed an act of fraud, dishonesty or recklessness in the performance of his or her duties that contributed to the noncompliance that resulted in the requirement to restate Company financials; and

•	The cash incentive or performance-based equity compensation would have been less valuable than what was actually awarded or paid based upon the application of the correct financial results.

These provisions are designed to deter and prevent detrimental behavior and to protect our investors from financial misconduct.

Policies on Hedging and Pledging of Shares

Consistent with the Dodd-Frank Act, the Company’s Insider Trading Policy prohibits all Board members, employees, including corporate officers, from engaging in any transaction in which they may profit from short-term speculative swings in the value of the Company securities (or “hedging”). For this purpose, “hedging” includes “short-sales” (selling borrowed securities which the seller hopes can be purchased at a lower price in the future) or “short sales against the box” (selling owned, but not delivered securities), “put” and “call” options (publicly available rights to sell or buy securities within a certain period of time at a specified price or the like), and other hedging transactions designed to minimize the risk inherent in owning Common Stock, such as zero-cost collars and forward sales contracts.

Additionally, Board members and executives are prohibited from pledging shares as collateral for a loan or in a margin account.

Policy Regarding Tax and Accounting Impact on Executive Compensation

The MD&C Committee annually reviews and considers the deductibility of the compensation paid to our executive officers, which includes each of the NEOs. Under the Tax Cuts and Jobs Act of 2017, the exemption for qualifying performance- based compensation was repealed for taxable years beginning after December 31, 2017. As a result, compensation paid to our executive officers (on or after January 1, 2018) in excess of $1 million is generally not deductible unless it qualifies for certain transition relief. While the Company will monitor guidance and developments in this area, the MD&C Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent necessary for our success. Consequently, the MD&C Committee may pay or provide compensation that is not tax deductible or is otherwise limited as to tax deductibility.

Compensation Committee Report

The MD&C Committee has reviewed and discussed the Compensation Discussion & Analysis set forth above with management. Based on this review and discussion, the MD&C Committee recommended to the Board that the Compensation Discussion & Analysis be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our Proxy Statement for our 2021 Annual Meeting of Stockholders, for filing with the SEC.

SUBMITTED BY THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

E. M. Purvis, Chairman

D. C. Everitt

K. G. Eddy

M. Longhi

The foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or Section 18 of the Exchange Act.

Compensation Policies and Practices as They Relate to Risk Management

In 2020, Pearl Meyer and senior management reviewed our compensation policies and practices for all employees. They concluded, and the MD&C Committee concurred, that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse impact on the Company. In addition, we reviewed the relationship between our risk management policies and practices and the incentive compensation we provide to our NEOs and other key employees to confirm that our incentive compensation does not encourage unnecessary and excessive risk taking. The findings of these reviews indicated that:

•	Our compensation program provides a balance between our short-term and long-term goals and objectives;

•	Under our compensation program, the highest amount of compensation can be achieved through consistent superior performance over sustained periods of time, which discourages short-term risk taking;

•	Incentive awards are capped by the MD&C Committee; and

•	Stock ownership guidelines, the clawback policy, and prohibition on hedging mitigate excessive risk taking.

Furthermore, as described above, compensation decisions may include the subjective use of negative discretion, which has the ability to restrain the influence of formulae or objective factors on excessive risk taking.

2020 Summary Compensation Table

The following table presents the compensation provided to our NEOs for services rendered to us in 2018, 2019 and 2020, as applicable:

Name and Principal Position	Year (1)	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(4)(5)	Non-equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Nonqualified Earnings ($)(7)	All Other Compensation ($)	Total ($)

F. Nicholas Grasberger III

Chairman, President & Chief Executive Officer	2020	$954,632	$0	$1,249,494	$923,871	$586,597	$0	$78,427	$3,793,021
	2019	$918,657	$0	$2,513,063	$923,876	$404,481	$0	$122,155	$4,882,232
	2018	$877,538	$0	$2,553,980	$854,005	$1,323,770	$0	$128,254	$5,737,547

Peter F. Minan

SVP & Chief Financial Officer	2020	$572,278	$0	$333,635	$275,751	$239,943	$0	$46,010	$1,467,617
	2019	$535,076	$0	$613,136	$267,720	$160,631	$0	$63,690	$1,640,253
	2018	$514,542	$0	$629,093	$252,358	$529,010	$0	$65,375	$1,990,378

David Stanton

SVP & Group President, Harsco Clean Earth	2020	$423,077	$100,000	$231,906	$191,669	$140,883	$0	$22,765	$1,110,300

Russell C. Hochman

SVP & General Counsel, Chief Compliance Officer & Corporate Secretary	2020	$469,522	$0	$228,483	$188,836	$170,885	$0	$35,954	$1,093,680
	2019	$411,723	$0	$393,172	$171,672	$107,120	$0	$46,275	$1,129,962
	2018	$391,583	$0	$390,537	$156,654	$349,143	$0	$46,545	$1,334,462

Wendy A. Livingston

SVP & Chief Human Resources Officer	2020	$138,769	$100,000	$357,089	$166,671	$51,335	$0	$6,975	$820,839

Tracey L. McKenzie(8)

Former SVP & Chief Human Resources Officer	2020	$239,594	$0	$213,941	$176,819	$0	$0	$440,744	$1,071,098
	2019	$411,723	$0	$393,172	$171,672	$107,120	$0	$54,238	$1,137,925
	2018	$389,780	$0	$385,205	$154,502	$347,632	$0	$56,982	$1,334,101
(1)	Amounts are not reported for 2019 and 2018 if the executive was not a NEO in that year.

(2)	Mr. Stanton and Ms. Livingston received a hiring bonus of $100,000 upon joining the company.

(3)

The amounts in this column reflect the aggregate grant date fair values (computed in accordance with FASB ASC Topic 718) of the RSU and PSU portion of the LTIP awards for 2018, 2019 and 2020. The actual value, if any, realized by each NEO for these awards is a function of the value of the underlying shares if and when these awards vest and, for the PSUs, the level of attainment of the applicable performance goal. The above information does not reflect an estimate for forfeitures.

The amounts for the PSUs granted in 2020 reflect a Monte-Carlo simulation that considers the probable outcome of the performance condition as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. For these amounts, see the “Grant Date Fair Value of Stock and SAR/Option Awards” column of the “2020 Grants of Plan-Based Awards” table below. The following are the values of the 2020 PSUs as of the grant date assuming attainment of the maximum level of performance: Mr. Grasberger, $1,053,466; Mr. Minan, $235,822; Mr. Stanton, $163,918; Mr. Hochman, $161,498 and Ms. Livingston, $380,820. Ms. McKenzie PSUs were forfeited due to her resignation.

(4)

See Note 14, “Stock-Based Compensation,” to the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2020 for a discussion of the assumptions used by us to calculate these grant date fair values.

(5)

The amounts shown in this column for 2020 represent the grant date fair value (computed in accordance with FASB ASC Topic 718) for the SAR portion of the 2020 LTIP awards. These amounts may not represent actual compensation that will be realized by the NEOs with respect to these awards, but instead represent the grant date fair value of the awards for accounting purposes, as required to be shown in this table by SEC rules. In order for each NEO, excluding Ms. Livingston, to realize any value upon exercise of the SARs, the market price of our Common Stock must then be above $10.29 per share for grants issued on March 10, 2020 with a grant date stock price of $8.05. For Ms. Livingston to realize any value upon exercise of the SARs for the grant issued on October 19, 2020, the market price of our Common Stock must then be above $14.89 per share. Any amounts that may become payable to the NEOs with respect to these awards are also subject to the service-based vesting criteria described above under the heading “Long-Term Incentive Awards” in the CD&A.

(6)

The amounts shown in this column reflect the actual AIP award payout (if any) for each NEO, as applicable, as approved by the MD&C Committee based on the achievement of the pre-determined financial objectives as further described above in the CD&A.

(7)	None of the NEOs are covered under the Harsco Employees’ Pension Plan (the “HEPP”). Therefore, no amounts are reported under this column.

(8)	Ms. McKenzie’s resignation date from the Company was June 30, 2020.

All Other Compensation

The following table summarizes the incremental cost of perquisites and other benefits provided to our NEOs in 2020, and describes the benefits included in the “All Other Compensation” column of the 2020 Summary Compensation Table:

All Other Compensation	Year	F. Nicholas Grasberger III	Peter F. Minan	David Stanton	Russell C. Hochman	Wendy A. Livingston	Tracey L. McKenzie

Company contributions to qualified plan	2020	$11,400	$11,400	$8,269	$11,400	$2,523	$6,515

Dollar value of executive physical exam paid by us or on our behalf	2020	$3,000	$3,000	$0	$0	$0	$0

Dollar value of life insurance premiums paid by Company or on our behalf	2020	$1,392	$1,392	$1,160	$1,392	$464	$696

Dollar value of health insurance premiums paid by Company or on our behalf	2020	$18,480	$10,152	$11,236	$9,326	$3,410	$11,569

Company contributions to Health Savings Account	2020	$770	$1,730	$1,750	$1,750	$438	$395

Dollar value of long-term disability premiums paid by us or on our behalf	2020	$420	$420	$350	$420	$140	$210

Company contributions under Non-Qualified Restoration Plan	2020	$42,965	$17,916	$0	$11,666	$0	$1,359

Dividend Equivalents	2020	$0	$0	$0	$0	$0	$0

Severance payments and benefits (1)	2020	$0	$0	$0	$0	$0	$420,000

Total	2020	$78,427	$46,010	$22,765	$35,954	$6,975	$440,744
(1)

The amount for Ms. McKenzie reflects payments received pursuant to the terms of the Consulting Agreement dated July 1, 2020, which are described in further detail under the heading “Consulting Agreement” on page 54 in the CD&A above.

2020 Grants of Plan-Based Awards Table

The following table sets forth information concerning grants of plan-based awards made to the NEOs during 2020:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All other Stock Awards: Number of shares of Stock or Units RSUs (#)(3)	All Other Option Awards: Number of Securities or Underlying Options SARs (#)(4)	Exercise or Base Price of SAR/ Option Awards ($)	Grant Date Fair Value of Stock and SAR/ Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

F. Nicholas Grasberger III

		$202,241	$758,402	$1,011,203

	3/10/2020				29,928	119,712	239,424				$526,733

	3/10/2020							89,784			$722,761

	3/10/2020								304,908	$10.29	$923,871

Peter F. Minan

		$82,725	$310,218	$413,624

	3/10/2020				6,700	26,798	53,596				$117,911

	3/10/2020							26,798			$215,724

	3/10/2020								91,007	$10.29	$275,751

David Stanton (5)

		$62,691	$235,091	$313,454

	3/10/2020				4,657	18,627	37,254				$81,959

	3/10/2020							18,627			$149,947

	3/10/2020								63,257	$10.29	$191,669

Russell C. Hochman

		$58,916	$220,935	$294,580

	3/10/2020				4,588	18,352	36,704				$80,749

	3/10/2020							18,352			$147,734

	3/10/2020								62,322	$10.29	$188,836

Wendy A. Livingston (6)

		$17,699	$66,371	$88,494

	10/19/2020				2,799	11,194	22,388				$190,410

	10/19/2020							11,194			$166,679

	10/19/2020								20,526	$14.89	$166,671

Tracey L. McKenzie (7)

	3/10/2020				4,296	17,184	34,368				$75,610

	3/10/2020							17,184			$138,331

	3/10/2020								58,356	$10.29	$176,819

(1)

These columns reflect 2020 AIP award opportunities for the NEOs. AIP awards were made pursuant to the 2013 Equity and Incentive Compensation Plan, as amended (“2013 Plan”), and are described more fully in the section entitled “2020 AIP Awards.” Target estimated payouts are based on the NEO’s annual base salary rate multiplied by their target AIP percent pro-rated for their hire date. Threshold amounts represent approximately 20% of the full target values, the Target is 75% of the full target values and Maximum amounts represent 100% of full target values. Actual 2020 AIP payouts are disclosed in the “Non-Equity Incentive Plan Compensation” column of the 2020 Summary Compensation Table.

(2)

These columns reflect the range of 2020 PSU award opportunities. Threshold amounts represent approximately 25% of target values, and maximum amounts represent 200% of target values. These PSUs will generally cliff vest on December 31, 2022.

(3)

This column reflects the RSU component of the 2020 LTIP awards granted to the NEOs under our 2013 Equity and Incentive Compensation Plan, as amended and are described more fully under the heading “Long-Term Incentive Awards” in the CD&A. These RSUs will generally vest ratably on the first three anniversaries of the grant date. The value reflects the RSU’s grant date fair value as of March 10, 2020 (computed in accordance with FASB ASC Topic 718) of $8.05 for all NEO’s except Ms. Livingston. The value reflects the RSUs’ grant date fair value as of October 19, 2020 (computed in accordance with FASB ASC Topic 718) of $14.89 for Ms. Livingston.

(4)

This column reflects the SAR component of the 2020 LTIP awards granted to the NEOs, which were granted under our 2013 Equity and Incentive Compensation Plan, as amended and are described more fully under the heading “Long-Term Incentive Awards” in the CD&A. These SARs will generally vest ratably over three years and expire 10 years from the date of grant. On March 10, 2020, SARs were granted with a strike price of $10.29 and a grant date stock price of $8.05 to all NEO’s except for Ms. Livingston. The SARs granted to Ms. Livingston on October 19, 2020 had a strike price of $14.89, the Company’s grant date stock price.

(5)	Mr. Stanton’s AIP target is pro-rated based on his hire date of March 2, 2020.

(6)	Ms. Livingston’s AIP target is pro-rated based on her hire date of September 2, 2020.

(7)	Ms. McKenzie forfeited all unvested LTIP awards on June 30, 2020, her resignation date from the Company and therefore, did not participate in the revised 2020 AIP program.

Outstanding Equity Awards at 2020 Fiscal Year-End Table

The following table sets forth information concerning the outstanding equity awards for the NEOs as of December 31, 2020:

Name	Option Awards (1)				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)

F. Nicholas Grasberger III

	0	304,908	$10.29	3/10/2030

	28,998	57,996	$22.51	3/6/2029

	62,154	31,078	$19.80	3/2/2028

	134,585	0	$13.70	3/3/2027

	281,570	0	$7.00	5/6/2026

	243,579	0	$16.53	5/8/2025

	84,290	0	$25.11	8/1/2024

	51,900	0	$23.25	4/7/2024

	65,872	0	$22.70	5/10/2023

					131,524	$2,364,802

							29,928	$538,105

Peter F. Minan

	0	91,007	$10.29	3/10/2030

	8,403	16,806	$22.51	3/6/2029

	18,366	9,184	$19.80	3/2/2028

	39,968	0	$13.70	3/3/2027

	83,618	0	$7.00	5/6/2026

	72,335	0	$16.53	5/8/2025

	12,401	0	$20.48	11/25/2024

					38,977	$700,806

							6,700	$120,457

David Stanton

	0	63,257	$10.29	3/10/2030

					18,627	$334,913

							4,657	$83,728

Russell C. Hochman

	0	62,322	$10.29	3/10/2030

	5,388	10,777	$22.51	3/6/2029

	11,401	5,701	$19.80	3/2/2028

	19,848	0	$13.70	3/3/2027

	41,525	0	$7.00	5/6/2026

	18,710	0	$16.53	5/8/2025

	7,258	0	$25.93	5/9/2024

					26,075	$468,829

							4,588	$82,492

Name	Option Awards (1)				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)

Wendy A. Livingston

	0	20,526	$14.89	10/19/2030

					11,194	$201,268

							2,799	$50,317

Tracey L. McKenzie (6)

(1)	These columns reflect the following awards:
(a)	For Ms. Livingston, (the first entry in these columns), the SARs granted on October 19, 2020;
(b)	For Mr. Grasberger, Mr. Minan, Mr. Stanton and Mr. Hochman (the first entry in these columns), the SARs granted on March 10, 2020;
(c)	For Mr. Grasberger, Mr. Minan and Mr. Hochman (the second entry in these columns), the SARs granted on March 6, 2019;
(d)	For Mr. Grasberger, Mr. Minan and Mr. Hochman (the third entry in these columns), the SARs granted on March 2, 2018;
(e)	For Mr. Grasberger, Mr. Minan and Mr. Hochman (the fourth entry in these columns), the SARs granted on March 3, 2017;
(f)	For Mr. Grasberger, Mr. Minan and Mr. Hochman (the fifth entry in these columns), the SARs granted on May 6, 2016;
(g)	For Mr. Grasberger, Mr. Minan and Mr. Hochman (the sixth entry in these columns), the SARs granted on May 8, 2015;
(h)	For Mr. Minan (the seventh entry in these columns), the SARs granted on November 25, 2014;
(i)	For Mr. Grasberger (the seventh entry in these columns), the SARs granted on August 1, 2014;
(j)	For Mr. Hochman (the seventh entry in these columns), the SARs granted on May 9, 2014;
(k)	For Mr. Grasberger (the eight entry in these columns), the SARs granted on April 7, 2014; and
(l)	For Mr. Grasberger (the ninth entry in these columns), the SARs granted on May 10, 2013.

2013 SARs grants generally vest and become exercisable in five equal installments on the first five anniversaries of the date of grant. The 2014 and later SARs grants generally vest and become exercisable in three equal installments on the first three anniversaries of the date of grant. The exercise prices for the SARs granted in 2013 and later are equal to the closing price of our Common Stock on the date of grant, except the March 10, 2020 where the strike price was set at $10.29 and the grant date stock price was $8.05. 2013 and later SARs grants were made pursuant to the 2013 Plan.

(2)	The stock awards reflected in this column consist of:
(a)	The following numbers of RSUs granted to Ms. Livingston on October 19, 2020, which in each case will generally vest one-third annually over three years after the grant date: 11,194 RSUs;

(b)

The following numbers of RSUs granted to Mr. Grasberger, Mr. Minan, Mr. Stanton, and Mr. Hochman and on March 10, 2020, which in each case will generally vest one-third annually over three years after the grant date: Mr. Grasberger, 89,784 RSUs; Mr. Minan, 26,798 RSUs; Mr. Stanton, 18,627 RSUs; Mr. Hochman, 18,352 RSUs;

(c)

The following numbers of RSUs granted to Mr. Grasberger, Mr. Minan and Mr. Hochman on March 6, 2019, which in each case will generally vest one-third annually over three years after the grant date: Mr. Grasberger, 27,362 RSUs; Mr. Minan, 7,930 RSUs; Mr. Hochman, 5,085 RSUs; and

(d)

The following numbers of RSUs granted to Mr. Grasberger, Mr. Minan and Mr. Hochman on March 2, 2018, which in each case will generally vest one-third annually over three years after the grant date: Mr. Grasberger, 14,378 RSUs; Mr. Minan, 4,249 RSUs; Mr. Hochman, 2,638 RSUs.

(3)	The market value was computed by multiplying the closing market price of our stock on December 31, 2020 ($17.98) by the number of RSUs and estimated shares in the previous column.

(4)	The stock awards reflected in this column consist of PSUs based on:
(a)

An estimate of below threshold performance for target grants of 54,724, 11,894, and 7,627 PSUs made to Mr. Grasberger, Mr. Minan and Mr. Hochman, respectively, on March 6, 2019, which will generally “cliff” vest on December 31, 2021 based on performance for the three-year period ended December 31, 2021; and

(b)

An estimate of at threshold performance for target grants of 119,712, 26,798, 18,627, and 18,352 PSUs made to Mr. Grasberger, Mr. Minan, Mr. Stanton, and Mr. Hochman, respectively, on March 10, 2020, and 11,194 made to Ms. Livingston on October 19, 2020 which will generally “cliff” vest on December 31, 2020 based on performance for the three-year period ended December 31, 2022.

(5)

The market value reflects a zero market value for the PSUs for all grants issued with a three-year performance period ending December 31, 2021 since it is anticipated that no payout will occur due to a below threshold performance attainment and a market value based on the closing market price of our stock on December 31, 2020 ($17.98) multiplied by the number of PSUs (25% of the target amount) for all PSUs granted on March 10, 2020 for all NEO’s except Ms. Livingston and Ms. Livingston’s grant on October 19, 2020 issued with a three-year performance period ending December 31, 2022.

(6)

Ms. McKenzie forfeited all outstanding unvested equity awards on June 30, 2020, her resignation date from the Company, exercised in-the-money SARs during the year and any vested but not exercised SARs were cancelled on September 28, 2020, and therefore had no equity awards outstanding at December 31, 2020.

2020 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#) (4)	Value Realized on Exercise ($) (4)	Number of Shares Acquired on Vesting (#)(1), (2)	Value Realized on Vesting ($)(3)
F. Nicholas Grasberger III	-	$0	90,113	$1,333,563
Peter F. Minan	-	$0	23,478	$335,319
David Stanton	-	$0	-	$0
Russell C. Hochman	-	$0	13,916	$200,562
Wendy A. Livingston	-	$0	-	$0
Tracey L. McKenzie	60,532	$89,211	8,063	$91,125
(1)

The number of shares in this column consists of the shares earned in settlement of the time-based portion of the LTIP awards, which pursuant to the terms of the 2013 Equity and Incentive Compensation Plan, as follows:

(a)

Mr. Grasberger’s shares consisted of three RSU grants, one grant of 14,377 RSUs vested on March 2, 2020, at a fair market value of $12.18; the second grant of 20,073 RSUs vested on March 3, 2020, at a fair market value of $11.40; and the third grant of 13,681 RSUs vested on March 6, 2020, at a fair market value of $10.29.

(b)

Mr. Minan’s shares consisted of three RSU grants, one grant of 4,248 RSUs vested on March 2, 2020, at a fair market value of $12.18; the second grant of 5,962 RSUs vested on March 3, 2020, at a fair market value of $11.40; and the third grant of 3,964 RSUs vested on March 6, 2020, at a fair market value of $10.29.

(c)

Mr. Hochman’s shares consisted of three RSU grants, one grant of 2,637 RSUs vested on March 2, 2020, at a fair market value of $12.18; the second grant of 2,961 RSUs vested on March 3, 2020, at a fair market value of $11.40; and the third grant of 2,542 RSUs vested on March 6, 2020, at a fair market value of $10.29.

(d)

Ms. McKenzie’s shares consisted of three RSU grants, one grant of 2,601 RSUs vested on March 2, 2020, at a fair market value of $12.18; the second grant of 2,920 RSUs vested on March 3, 2020, at a fair market value of $11.40; and the third grant of 2,542 RSUs vested on March 6, 2020, at a fair market value of $10.29.

(e)	Mr. Stanton and Ms. Livingston did not have any awards vest during 2020.

(2)

On December 31, 2020, the performance share units granted in 2018 with vesting conditioned on Harsco’s TSR performance relative to the S&P 600 Industrials Index for the 3-year period from 2018 through 2020 ended. Harsco’s TSR for the period was at the 41st percentile of the Index, resulting in a 73% earned amount based on the 2018 grant. As a result, PSUs issued on March 2, 2018 to Mr. Grasberger of 57,509; Mr. Minan of 12,745; and Mr. Hochman of 7,912 all vested at a 73% value.

(3)

For the RSUs, the value realized on vesting was calculated using the fair market value based on the closing stock prices of our Common Stock on the respective vesting dates. For the PSUs, the value realized on vesting was calculated using the fair market value based on the closing stock prices of our Common Stock on February 12, 2021 ($18.79), the Friday following the date the MD&C Committee approved the PSU payment.

(4)

Ms. McKenzie exercised two different SARs tranches during 2020 namely, 40,956 SARs corresponding to the May 6, 2016 grant and 19,576 SARs corresponding to the March 3, 2017 grant. The value realized at the time of the exercise is calculated by multiplying the number of SARs upon exercise by the difference between the closing price of our Common Stock at the time of the transaction (40,956 times $8.38 and 19,576 times $15.37) and the closing price of our Common Stock on the date of grant ($7.00 grant date fair value for the May 6, 2016 grant and $13.70 grant date fair value for the March 3, 2017 grant).

2020 Pension Benefits

None of our NEOs are covered under the Harsco Employees’ Pension Plan (the “HEPP”), therefore no future payments are expected.

2020 Nonqualified Deferred Compensation Table

The following table describes the nonqualified deferred compensation of the NEOs:

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)

F. Nicholas Grasberger III
	Non-Qualified Restoration Plan	$0	$42,965	$69,552	$0	$499,397

Peter F. Minan
	Non-Qualified Restoration Plan	$0	$17,916	$33,080	$0	$184,620

David Stanton
	Non-Qualified Restoration Plan	N/A	N/A	N/A	N/A	N/A

Russell C. Hochman
	Non-Qualified Restoration Plan	$0	$11,666	$17,018	$0	$116,680

Wendy A. Livingston
	Non-Qualified Restoration Plan	$0	$0	$0	$0	$0

Tracey L. McKenzie
	Non-Qualified Restoration Plan	$0	$1,359	$8,001	$0	$79,480
(1)

This column reflects amounts contributed by us to the bookkeeping account maintained for each applicable NEO under our NQ RSIP. The NQ RSIP is an unfunded plan, and contributions are made in the form of credits of non-qualified deferred compensation to bookkeeping accounts maintained as a record of the benefits to which participants are entitled. The amounts reported in this column are reported as compensation for 2020 in the 2020 Summary Compensation Table under the “All Other Compensation” column.

(2)

Aggregate earnings/(losses) in 2020 include (a) earnings/(losses) on the bookkeeping account maintained for the applicable NEO under the NQ RSIP, credited at the same rates of return as those applicable to the investment fund(s) selected by the NEO under the RSIP; and (b) as applicable, dividend equivalents credited to the portion of each applicable NEOs’ bookkeeping account, if any, deemed to be invested in the Harsco Corporation Stock fund under the NQ RSIP. The investment options available under the NQ RSIP are substantially consistent with those available under the RSIP. Because there were no preferential earnings/(losses) on deferred compensation during fiscal year 2020, none of the amounts reported in this column are reported as compensation for 2020 in the Summary Compensation Table.

(3)

Amounts reflect the value of the bookkeeping account maintained for each applicable NEO under the NQ RSIP, determined based on the value of the investment fund(s) to which such account is deemed to be allocated. The following amounts are included in the fiscal year-end balance and, for NEOs that were included in the fiscal 2019 proxy disclosure, were previously reported in the 2019 Summary Compensation Table as compensation: Mr. Grasberger, $78,497; Mr. Minan, $31,363; Mr. Hochman, $19,235; for Mr. Stanton and Ms. Livingston, no amounts were reported in the fiscal 2019; and Ms. McKenzie, $19,174. The year-end aggregate balance for the NEOs as reported on the 2019 proxy disclosure, which are included in 2019 aggregate balance, were as follows: Mr. Grasberger, $386,880; Mr. Minan, $133,623; Mr. Hochman, $87,997; Mr. Stanton and Ms. Livingston did not participate in the Harsco NQ RSIP; and Ms. McKenzie, $70,120.

Nonqualified Deferred Compensation

Retirement Savings and Investment Plan

Under the RSIP, we make matching contributions to the account of each participating employee equal to 100% of the employee’s contributions up to the first 3% of compensation and 50% of the employee’s contributions up to the next 2% of compensation. In addition, the RSIP provides for a discretionary contribution, as decided by the Company each year, to the account of each eligible employee who remains an active employee as of December 31 of such plan year. Under the NQ RSIP, we provide the matching and discretionary contributions, if any, that would otherwise be made under the qualified portion of the RSIP for salaried employees’ contributions, but for Internal Revenue Code limitations under Section 402(g), Section 401(a)(17), Section 415 or Section 401(m). Company contributions to the NQ RSIP are made in the form of credits of non-qualified deferred compensation to bookkeeping accounts maintained as a record of the benefits to which employees are entitled.

Under the Clean Earth 401(k), we make matching contributions to the account of each participating employee equal to 50% of the employee’s contributions up to the first 6% of compensation. In addition, the Clean Earth 401(k) provides for a profit sharing contribution, as decided by the Company each year, to the account of each eligible employee who remains an active employee as of December 31 of such plan year. The Clean Earth 401(k) does not offer the equivalent of the NQ RSIP.

CEO Pay Ratio Disclosure

Pursuant to Section 953(b) of the Dodd-Frank Act, the SEC issued the “Pay Ratio” disclosure rule under Item 402(u) of Regulation S-K requiring companies to disclose the ratio of annual total compensation for their Principal Executive Officer to that of the employee identified as the Company’s median compensated individual.

We determined that the 2020 annual total compensation of the individual identified as the Company’s median compensated individual (excluding the CEO) was $74,551, the annual total compensation of Mr. Grasberger was $3,793,021 and the ratio between the two was 51:1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Methodology for Selecting the Median Employee

During 2020, and consistent with SEC requirements, Harsco completed a recalculation to determine its median employee for 2020.

We selected October 1, 2020 as our determination date and used foreign exchange rates effective on September 30, 2020. We applied the 5% “de minimis” allowance to exclude the following countries from our employee population totaling 4.9%:

•	Egypt: 561 employees or 4.6% of 12,141; and
•	Turkey: 34 employees or 0.3% of 12,141.

The total population used for the “de minimis” exception prior to these exclusions is 12,141, with 4,119 being U.S. based employees, and 8,022 being non-U.S. employees. After applying the 5% “de minimis” exclusion, the total population is 11,546.

In selecting the median employee, we utilized a valid statistical sampling approach to identify a cluster of employees within 10% of the median, using a consistently applied compensation measure of annual base pay. To determine annual base pay for our hourly and our part-time employee population, we used reasonable assumptions to calculate the actual hours worked. From the cluster of employees at or near the median, we selected a median employee that best represented our overall employee population.

Putting the Ratio in Context

As discussed in the CD&A of this proxy, we target pay and benefits at competitive levels based on the job duties and location of the employee. It is our philosophy to offer total remuneration opportunities that actively support recruiting, motivating and retaining talented employees at all levels within our organization.

Our workforce is global – we have employees located in 35 countries around the world. Our international employee footprint is driven by the needs of our clients, with the majority of our employees working at client sites outside of the United States. As such, when interpreting our CEO Pay Ratio results, it is important to keep in mind that pay practices vary by country based on client contract terms, local statutory requirements, cost of living and applicable local market competitive pay practices.

Lastly, total compensation for our Senior Executives is comprised of a significant portion that varies based on financial and stock price performance of the Company. Eighty-two (82%) percent of our CEO’s total pay varies with performance while the majority of pay for our median employee (83%) is fixed base salary and overtime. The equity portion of the CEO’s pay used in the CEO Pay Ratio calculation reflects his “opportunity” and the actual value of these awards will vary based on stock price and performance.

Termination or Change in Control Arrangements

We have entered into agreements with and maintain plans that will require us to provide compensation to certain of our NEOs in the event of a termination of employment, including as the result of a change in control.

Set forth below are tables, one for each NEO who remained an officer as of December 31, 2020, showing our payment obligations following the potential termination of the officer’s employment with us, including as the result of a change in control. The amounts disclosed below in each table are estimates only and do not necessarily reflect the actual amounts that would be paid to the officers, which would only be known at the time that they become eligible for payment and, in the case of payments related to a change in control, would only be payable if a change in control were to occur. The tables reflect the amounts that would be payable under various arrangements assuming that the termination event occurred on December 31, 2020.

Termination as a Result of

	Change in Control (3)	For Cause or Voluntary (4)	Involuntary not for Cause (5)	Death or Disability (6)	Retirement (8)
Compensation
Unpaid base salary through date of termination	✓	✓	✓	✓	✓
Unpaid non-equity incentive plan compensation	✓		✓	✓	✓
Unpaid long-term incentives
Restricted Stock Units
Vested	✓	✓	✓	✓	✓
Unvested and accelerated (1)	✓			✓	✓
Stock Options
Vested	✓	✓	✓	✓	✓
Unvested and accelerated (2)	✓
Stock Appreciation Rights
Vested	✓	✓	✓	✓	✓
Unvested and accelerated (1)	✓			✓	✓
Performance Shares	✓			✓	✓
Unpaid deferred compensation	✓	✓	✓	✓	✓
Multiple of base salary and target incentive award	✓
Benefits and perquisites
Defined benefit pension plan	✓	✓	✓	✓	✓
401(k) savings plan	✓	✓	✓	✓	✓
Supplemental retirement benefit plan	✓	✓	✓	✓	✓
Life insurance proceeds				✓ (7)
Accrued but unpaid vacation	✓	✓	✓	✓
(1)

Pursuant to the terms of each RSU and SAR award agreement, RSUs and SARs granted to our NEOs immediately vest and become non-forfeitable upon the executive’s death, disability or retirement on or after the specified retirement age (age 62). In addition, RSUs and SARs granted to our NEOs under the 1995 Plan immediately vest and become non-forfeitable upon a change in control (as defined in the 1995 Plan). RSUs and SARs granted to our NEOs under the 2013 Plan immediately vest and become non-forfeitable upon the executive’s qualifying termination following a change in control (as defined in the 2013 Plan).
(2)	The stock options granted to certain of our NEOs in 2011 automatically accelerate and become vested upon a change in control.
(3)

In accordance with the terms of the change in control severance agreements entered into by and between us and certain of our NEOs (each, a “CIC Agreement”), Messrs. Grasberger, Minan, Hochman, Stanton and Ms. Livingston will each be entitled to the payments described below if such executive’s employment is terminated by us or by them under the circumstances described below during the three-year period following the date on which a “change in control” (as defined in the CIC Agreement) occurs (which we refer to as the “Protection Period”):

•

Termination due to death or disability (as defined in the CIC Agreement): the CIC Agreement will terminate without further obligations other than those accrued or earned and vested (if applicable) as of the date of termination, including:

•

the executive’s full base salary through the date of termination at the rate in effect on the date of termination or, if higher, at the highest rate in effect at any time from the 90-day period preceding the effective date of the change in control through the date of termination (the “Highest Base Salary”);

•	a pro-rata target annual incentive compensation payment for the year of termination; and

•

any compensation previously deferred by the executive (together with any accrued interest) and not yet paid by us and any accrued vacation pay not yet paid by us (we refer to the amounts in these three sub-bullets as the “Accrued Obligations”).

•

Termination for “cause” (as defined in the CIC Agreement): the CIC Agreement will terminate without further obligations other than the obligation to pay to the executive the Highest Base Salary through the date of termination plus the amount of any compensation previously deferred by the executive (together with any accrued interest) and not yet paid by us;

•

Termination by the executive other than for “good reason” (as defined in the CIC Agreement), including by reason of retirement: the CIC Agreement will terminate without further obligations other than those accrued or earned and vested (if applicable) through the date of termination, including the executive’s base salary through the date of termination at the rate in effect on the date of termination plus the amount of any compensation previously deferred by the executive (together with any accrued interest) and not yet paid by us; and

•	Termination by us (other than for “cause,” death or disability) or termination by the executive for “good reason”: we shall pay the executive the aggregate of the following amounts:

•

the executive’s full base salary and vacation pay accrued through the date of termination at the rate in effect on the date of termination plus pro-rated annual incentive compensation through the date of termination at the same percentage rate applicable to the calendar year immediately prior to the year in which the date of termination occurs, plus all other amounts to which the executive is entitled under any of our compensation plans, programs, practices or policies in effect at the time such payments are due;

•	any compensation previously deferred by the executive (together with any accrued interest) and not yet paid by us; and

•

a lump sum severance payment in an amount equal to a multiple of the executive’s Highest Base Salary and target annual incentive compensation in effect for the year in which the date of termination occurs. The multiple is three times base salary and target incentive compensation in the case of Mr. Grasberger, and two times base salary and target incentive compensation in the case of Messrs. Minan, Hochman, Stanton and Ms. Livingston.

The payments described above and shown in the individual tables below may be subject to reduction to avoid the imposition of golden parachute excise taxes in certain cases. No downward adjustments have been estimated or reflected in the individual tables below. No NEO is entitled to a gross-up payment to offset any golden parachute excise taxes or related taxes that may be owed as a result of the NEO’s receipt of compensation from the Company.

The individual tables below set forth the present value of lump sum payments for Accrued Obligations and the other payments described above based on 2020 salaries and 2020 target annual incentive compensation, assuming the triggering event occurred on December 31, 2020 during a Protection Period.

(4)

The individual tables below set forth the present value of the lump sum payments for each executive officer assuming (a) the executive officer was terminated for cause or voluntarily on December 31, 2020 and (b) that such termination took place either prior to a change in control or following the Protection Period (as defined above and as applicable to the NEO). In the case of a voluntary termination, both qualified pension plan and SERP benefits are payable.

(5)

The individual tables below set forth the present value of the lump sum payments for each executive officer assuming (a) the executive officer was terminated involuntarily without cause on December 31, 2020 and (b) that such termination took place either prior to a change in control or following the Protection Period (as defined above and as applicable to the NEO).

(6)

The individual tables below set forth the present value of the lump sum payments for each executive officer assuming (a) the executive’s death or disability occurred on December 31, 2020 and (b) that such death or disability took place either prior to a change in control or following the Protection Period (as defined above and as applicable to the NEO).

(7)	Life insurance proceeds are payable only in the event of the executive’s death (not disability).

(8)

The individual tables below set forth the present value of the lump sum payments for each executive officer assuming (a) the executive officer retired on December 31, 2020 and (b) that such retirement took place either prior to a change in control or following the Protection Period (as defined above and as applicable to the NEO).

The following table describes the potential compensation upon termination or a change in control for F. Nicholas Grasberger III, our Chairman, President & CEO, assuming such events occurred at December 31, 2020:

	Termination as a Result of

Executive Benefits and Payments Upon Termination	Change in Control — Voluntary ($)	Change in Control — Involuntary not for Cause / for Good Reason ($)	Cause or Voluntary ($) (1)	Involuntary not for Cause ($)	Death ($) (2)	Disability ($) (2)	Retirement ($)
Compensation
Unpaid Base Salary	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid Non-Equity Incentive Plan Compensation (3)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid long-term incentives (4)
RSUs (unvested and accelerated)	-0-	2,364,802	-0-	-0-	2,364,802	2,364,802	-0-
SARs (unvested and accelerated)	-0-	2,344,743	-0-	-0-	2,344,743	2,344,743	-0-
PSUs	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Multiple of Base Salary	-0-	2,757,825	-0-	-0-	-0-	-0-	-0-
Multiple of Non-Equity Incentive Plan Compensation	-0-	3,033,608	-0-	-0-	-0-	-0-	-0-
Deferred Compensation
NQ RSIP and Unpaid Deferred Compensation	499,397	499,397	499,397	499,397	499,397	499,397	499,397
RSIP	360,080	360,080	360,080	360,080	360,080	360,080	360,080
Benefits and perquisites
Pension	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Life Insurance Proceeds	-0-	-0-	-0-	-0-	800,000	-0-	-0-
Total:	859,477	8,002,847	859,477	859,477	6,369,022	5,569,022	859,477
(1)	If Mr. Grasberger were terminated during the Protection Period for cause, he would receive the payment shown for termination as a result of cause in a non-change in control scenario.
(2)	The amounts payable to Mr. Grasberger due to his death or disability during the Protection Period would match the amounts payable to him for such occurrences outside of the Protection Period.
(3)

Assumes all non-equity incentive plan compensation earned for 2020, as disclosed in the “Non-Equity Incentive Plan Compensation” column of the 2020 Summary Compensation Table, has been earned as of December 31, 2020, and thus is not additional compensation resulting from the termination scenarios described in this table.

(4)	Vesting of awards granted under the 2013 Plan only accelerates in the event of a qualifying termination following a change in control.

The following table describes the potential compensation upon termination or a change in control for Peter F. Minan, our Senior Vice President & CFO, assuming such events occurred at December 31, 2020:

	Termination as a Result of

Executive Benefits and Payments Upon Termination	Change in Control — Voluntary ($)	Change in Control — Involuntary not for Cause / for Good Reason ($)	Cause or Voluntary ($) (1)	Involuntary not for Cause ($)	Death ($) (2)	Disability ($) (2)	Retirement ($)
Compensation
Unpaid Base Salary	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid Non-Equity Incentive Plan Compensation (3)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid long-term incentives (4)
RSUs (unvested and accelerated)	-0-	700,806	-0-	-0-	700,806	700,806	-0-
SARs (unvested and accelerated)	-0-	699,844	-0-	-0-	699,844	699,844	-0-
PSUs	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Multiple of Base Salary	-0-	1,102,998	-0-	-0-	-0-	-0-	-0-
Multiple of Non-Equity Incentive Plan Compensation	-0-	827,249	-0-	-0-	-0-	-0-	-0-
Deferred Compensation
NQ RSIP and Unpaid Deferred Compensation	184,620	184,620	184,620	184,620	184,620	184,620	184,620
RSIP	302,215	302,215	302,215	302,215	302,215	302,215	302,215
Benefits and perquisites
Pension	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Life Insurance Proceeds	-0-	-0-	-0-	-0-	800,000	-0-	-0-
Total:	486,835	3,817,732	486,835	486,835	2,687,485	1,887,485	486,835
(1)	If Mr. Minan were terminated during the Protection Period for cause, he would receive the payment shown for termination as a result of cause in a non-change in control scenario.
(2)	The amounts payable to Mr. Minan due to his death or disability during the Protection Period would match the amounts payable to him for such occurrences outside of the Protection Period.
(3)

Assumes all non-equity incentive plan compensation earned for 2020, as disclosed in the “Non-Equity Incentive Plan Compensation” column of the 2020 Summary Compensation Table, has been earned as of December 31, 2020, and thus is not additional compensation resulting from the termination scenarios described in this table.

(4)	Vesting of awards granted under the 2013 Plan only accelerates in the event of a qualifying termination following a change in control.

The following table describes the potential compensation upon termination or a change in control for David Stanton, our Senior Vice President and Group President Clean Earth, assuming such events occurred at December 31, 2020:

	Termination as a Result of

Executive Benefits and Payments Upon Termination	Change in Control — Voluntary ($)	Change in Control — Involuntary not for Cause / for Good Reason ($)	Cause or Voluntary ($) (1)	Involuntary not for Cause ($)	Death ($) (2)	Disability ($) (2)	Retirement ($)
Compensation
Unpaid Base Salary	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid Non-Equity Incentive Plan Compensation (3)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid long-term incentives (4)
RSUs (unvested and accelerated)	-0-	334,913	-0-	-0-	334,913	334,913	-0-
SARs (unvested and accelerated)	-0-	486,446	-0-	-0-	486,446	486,446	-0-
PSUs	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Multiple of Base Salary	-0-	1,000,000	-0-	-0-	-0-	-0-	-0-
Multiple of Non-Equity Incentive Plan Compensation	-0-	750,000	-0-	-0-	-0-	-0-	-0-
Deferred Compensation
NQ RSIP and Unpaid Deferred Compensation	-0-	-0-	-0-	-0-	-0-	-0-	-0-
RSIP	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Benefits and perquisites
Pension	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Life Insurance Proceeds	-0-	-0-	-0-	-0-	800,00	-0-	-0-
Total:	-0-	2,571,359	-0-	-0-	1,621,359	821,359	-0-
(1)	If Mr. Stanton were terminated during the Protection Period for cause, he would receive the payment shown for termination as a result of cause in a non-change in control scenario.
(2)	The amounts payable to Mr. Stanton due to his death or disability during the Protection Period would match the amounts payable to him for such occurrences outside of the Protection Period.
(3)

Assumes all non-equity incentive plan compensation earned for 2020, as disclosed in the “Non-Equity Incentive Plan Compensation” column of the 2020 Summary Compensation Table, has been earned as of December 31, 2020, and thus is not additional compensation resulting from the termination scenarios described in this table.

(4)	Vesting of awards granted under the 2013 Plan only accelerates in the event of a qualifying termination following a change in control.

The following table describes the potential compensation upon termination or a change in control for - Russell C. Hochman, our Senior Vice President & General Counsel, Chief Compliance Officer & Corporate Secretary, assuming such events occurred at December 31, 2020:

	Termination as a Result of

Executive Benefits and Payments Upon Termination	Change in Control — Voluntary ($)	Change in Control — Involuntary not for Cause / for Good Reason ($)	Cause or Voluntary ($) (1)	Involuntary not for Cause ($)	Death ($) (2)	Disability ($) (2)	Retirement ($)
Compensation
Unpaid Base Salary	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid Non-Equity Incentive Plan Compensation (3)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid long-term incentives (4)
RSUs (unvested and accelerated)	-0-	468,829	-0-	-0-	468,829	468,829	-0-
SARs (unvested and accelerated)	-0-	479,256	-0-	-0-	479,256	479,256	-0-
PSUs	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Multiple of Base Salary	-0-	906,400	-0-	-0-	-0-	-0-	-0-
Multiple of Non-Equity Incentive Plan Compensation	-0-	589,160	-0-	-0-	-0-	-0-	-0-
Deferred Compensation
NQ RSIP and Unpaid Deferred Compensation	116,680	116,680	116,680	116,680	116,680	116,680	116,680
RSIP	469,129	469,129	469,129	469,129	469,129	469,129	469,129
Benefits and perquisites
Pension	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Life Insurance Proceeds	-0-	-0-	-0-	-0-	800,000	-0-	-0-
Total:	585,809	3,029,454	585,809	585,809	2,333,894	2,544,894	585,809
(1)	If Mr. Hochman were terminated during the Protection Period for cause, he would receive the payment shown for termination as a result of cause in a non-change in control scenario.
(2)	The amounts payable to Mr. Hochman due to his death or disability during the Protection Period would match the amounts payable to him for such occurrences outside of the Protection Period.
(3)

Assumes all non-equity incentive plan compensation earned for 2020, as disclosed in the “Non-Equity Incentive Plan Compensation” column of the 2020 Summary Compensation Table, has been earned as of December 31, 2020, and thus is not additional compensation resulting from the termination scenarios described in this table.

(4)	Vesting of awards granted under the 2013 Plan only accelerates in the event of a qualifying termination following a change in control.

The following table describes the potential compensation upon termination or a change in control for Wendy Livingston, our Senior Vice President and Chief Human Resources Officer, assuming such events occurred at December 31, 2020:

	Termination as a Result of

Executive Benefits and Payments Upon Termination	Change in Control — Voluntary ($)	Change in Control — Involuntary not for Cause / for Good Reason ($)	Cause or Voluntary ($) (1)	Involuntary not for Cause ($)	Death ($) (2)	Disability ($) (2)	Retirement ($)
Compensation
Unpaid Base Salary	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid Non-Equity Incentive Plan Compensation (3)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Unpaid long-term incentives (4)
RSUs (unvested and accelerated)	-0-	201,268	-0-	-0-	201,268	201,268	-0-
SARs (unvested and accelerated)	-0-	63,425	-0-	-0-	63,425	63,425	-0-
PSUs	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Multiple of Base Salary	-0-	820,000	-0-	-0-	-0-	-0-	-0-
Multiple of Non-Equity Incentive Plan Compensation	-0-	533,000	-0-	-0-	-0-	-0-	-0-
Deferred Compensation
NQ RSIP and Unpaid Deferred Compensation	-0-	-0-	-0-	-0-	-0-	-0-	-0-
RSIP	5,719	5,719	5,719	5,719	5,719	5,719	5,719
Benefits and perquisites
Pension	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Life Insurance Proceeds	-0-	-0-	-0-	-0-	800,000	-0-	-0-
Total:	5,719	1,623,412	5,719	5,719	1,070,412	270,412	5,719
(1)	If Ms. Livingston were terminated during the Protection Period for cause, she would receive the payment shown for termination as a result of cause in a non-change in control scenario.
(2)	The amounts payable to Ms. Livingston due to her death or disability during the Protection Period would match the amounts payable to her for such occurrences outside of the Protection Period.
(3)

Assumes all non-equity incentive plan compensation earned for 2020, as disclosed in the “Non-Equity Incentive Plan Compensation” column of the 2020 Summary Compensation Table, has been earned as of December 31, 2020, and thus is not additional compensation resulting from the termination scenarios described in this table.

(4)	Vesting of awards granted under the 2013 Plan only accelerates in the event of a qualifying termination following a change in control.

Equity Compensation Plan Information (as of December 31, 2020)

Plan Category	Number of Securities To Be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,783,736	(1)	$14.15	3,101,702	(2)
Equity compensation plans not approved by security holders	N/A		N/A	N/A

Total	3,783,736	(1)	$14.15	3,101,702	(2)
(1)

Includes 2,401,131 SARs outstanding, 686,287 RSUs outstanding and 696,318 PSUs outstanding, in each case as of December 31, 2020. The SARs have a weighted average remaining term of 6.53 years. Based on our December 31, 2020 closing stock price of $17.98 per share, 1,738,376 SARs outstanding are in-the-money and 648,628 shares would be issuable for our outstanding SARs as of December 31, 2020. Additionally, based on our calculated total stockholder return, 124,050 shares would be issuable for our outstanding PSUs as of December 31, 2020.

(2)

Plans include the 1995 Executive Incentive Compensation Plan, the 1995 Non-Employee Directors’ Stock Plan, the 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan, and the 2013 Equity and Incentive Compensation Plan, as amended. As of December 31, 2020, 75,994 and 3,025,708 shares remained available for future issuance under the 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan (not including the additional shares proposed to be added to such plan pursuant to Proposal 4 below) and the 2013 Equity and Incentive Compensation Plan, respectively. All of the shares under the 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan are available for full-value awards granted under such plan, while 2,337,435 shares are available for full-value awards granted under the 2013 Equity and Incentive Compensation Plan. No shares remain available for future issuance under the 1995 Executive Incentive Compensation Plan or the 1995 Non-Employee Directors’ Stock Plan.

Proposal 3: Vote, on an Advisory Basis, to Approve Named Executive Officer Compensation

In accordance with the Dodd-Frank Act and related SEC rules, and as required under Section 14A of the Exchange Act, our Board has adopted a policy of providing an annual stockholder vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this Proxy Statement.

Response to Previous Say-on-Pay Votes

Stockholders voted strongly in support of Harsco’s executive compensation programs in 2020 with approximately 97% of votes cast in support of the program. We believe the continued support demonstrates that we are committed to attaining the highest levels of stockholder support for our executive compensation programs and that we respect input from our stockholders and take their concerns seriously.

As described in detail under “Compensation Discussion & Analysis,” our executive compensation program’s primary objective is aligning our executives’ pay with the interests of our stockholders. The program is also designed to reward short and long-term financial, strategic and operational business results, while facilitating the Company’s need to attract, motivate, develop and retain highly-qualified executives who are critical to our long-term success.

We have many compensation practices that help ensure that our compensation programs are strongly aligned with our goals and strategies and promote good pay and corporate governance practices. These practices are discussed in detail under “Compensation Discussion & Analysis” and include:

•	Tie a significant amount of executive pay to Company performance;

•	Reward for business unit, corporate, and individual performance;

•	Maintain a clawback policy in the event of a material financial restatement;

•	Prohibit hedging and short sales;

•	Utilize an independent compensation advisor and review performance and independence annually;

•	Conduct an annual risk review and make program changes as necessary;

•	Require a “double trigger” for severance payments upon a change in control; and

•	Maintain substantial stock ownership guidelines and stock holding requirements for Directors and executive officers that promote alignment of their interests with our stockholders’ interests.

Please read the “Compensation Discussion & Analysis” section for additional details about our executive compensation programs, including information about the fiscal year 2020 compensation of our NEOs.

We are asking our stockholders to support our NEO compensation as described in this Proxy Statement. This proposal gives you, as a stockholder, the opportunity to express your views on our NEOs’ compensation. Your vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to the compensation of our NEOs described in this Proxy Statement. Our MD&C Committee and our Board believe our overall program effectively implements our compensation philosophy and achieves our goals. Accordingly, we ask you to vote “FOR” the following resolution at our Annual Meeting:

“RESOLVED, that Harsco Corporation’s stockholders approve, on an advisory basis, the compensation paid to Harsco Corporation’s Named Executive Officers, as disclosed in the Proxy Statement for the 2021 Annual Meeting of Stockholders pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion & Analysis, the Executive Compensation Tables and related narrative discussion.”

Required Vote: Our NEO compensation as disclosed in this Proxy Statement will be approved if it receives more votes “FOR” than votes “AGAINST.” Abstentions will have the effect of votes “AGAINST” with respect to this proposal and broker “non-votes” are not considered as votes cast with respect to this proposal and therefore will have no effect on the outcome.

This vote on NEO compensation is advisory, and therefore will not be binding on the Company, our MD&C Committee or our Board. However, our Board and MD&C Committee value our stockholders’ opinions. If a significant percentage of our stockholders votes against the NEO compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns, and the Human Resources Department and MD&C Committee will evaluate whether any actions are necessary or appropriate to address those concerns. Unless our Board modifies its policy of holding an advisory vote to approve executive compensation on an annual basis, the next advisory vote will be held at our 2022 Annual Meeting of Stockholders.

The Board recommends that you vote “FOR” the approval, on an advisory basis, of our Named Executive Officer compensation as disclosed in this Proxy Statement.

Proposal 4: Approval of Amendment No. 2 to the

2016 Non-Employee Directors’ Long-Term Equity Compensation Plan

On February 8, 2021, upon the recommendation of the Governance Committee, the Board adopted Amendment No. 2 to the Company’s 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan (the “2016 Directors’ Plan”) subject to stockholder approval of the amendment solicited by this proxy statement. The amendment is set forth in Appendix A hereto.

We are seeking stockholder approval to amend the 2016 Directors’ Plan to increase the number of shares of Common Stock of the Company (the “Shares”) reserved for issuance under the 2016 Directors’ Plan by an additional 400,000 Shares, increasing the total number of Shares under the 2016 Directors’ Plan from 400,000 to 800,000. Our continuing ability to offer equity incentive awards under the 2016 Directors’ Plan is critical to our ability to attract, motivate and retain highly-qualified persons to serve as non-employee directors, particularly in light of the highly competitive market for talent in which we operate, and to promote ownership by non-employee directors of a greater proprietary interest in the Company, thereby aligning such directors’ interests more closely with the interests of our stockholders.

The Board of Directors has determined that it is in the best interests of the Company and its stockholders to approve this proposal. The Board has approved the amendment to the 2016 Directors’ Plan and share increase subject to stockholder approval, and recommends that stockholders vote in favor of this proposal at the Annual Meeting. Stockholder approval of this proposal requires the affirmative vote of a majority of the outstanding Shares that are present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

If stockholders approve this proposal, Amendment No. 2 to the 2016 Directors’ Plan and the share increase will become effective as of the date of stockholder approval. If stockholders do not approve this proposal, Amendment No. 2 to the 2016 Directors’ Plan and share increase will not take effect and our 2016 Directors’ Plan will continue to be administered in its current form. The remainder of this discussion, when referring to the 2016 Directors’ Plan, refers to the 2016 Directors’ Plan as if this proposal to amend the 2016 Directors’ Plan is approved by our stockholders, unless otherwise specified or the context otherwise references the 2016 Directors’ Plan prior to amendment.

Background

The 2016 Directors’ Plan was initially adopted by the Board of Directors effective February 19, 2016, and our stockholders approved it in April 2016. Effective July 27, 2016, the Board of Directors approved Amendment No. 1 to the 2016 Directors’ Plan, which did not require stockholder approval, to delete the ability of the Committee (as defined below) to grant awards of restricted stock to non-employee directors with vesting based on the achievement of performance goals. The initial share reserve under the 2016 Directors’ Plan was 400,000 Shares. As of December 31, 2020, approximately 75,994 Shares remained available for grant under the 2016 Directors’ Plan.

Reasons for Voting for the Proposal

Harsco delivers a significant portion of the compensation of its non-employee directors in the form of equity awards. We believe this approach to director compensation aligns the interests of the Company’s non-employee directors with those of its stockholders and is consistent with best practices and regulatory principles.

The Board believes that the amendment to the 2016 Directors’ Plan is in the best interest of stockholders and supports this proposal for the following reasons:

•

As of February 23, 2021, approximately 75,994 Shares remained available for grant under the 2016 Directors’ Plan. Based on the number of shares required to grant annual equity awards to our current group of non-employee directors based on historical grants, we project that this share pool will be exhausted in 1.52 years and will not be sufficient to meet a grant to the non-employee directors at traditional levels in 2022. The Company believes that the additional shares would create a share pool that will be sufficient for annual grants to eligible non-employee directors for approximately 5 years. We also have also considered proxy advisory firm guidelines in determining an appropriate number of Shares to seek to add in Amendment No. 2 to the 2016 Directors’ Plan.

•

If the proposed amendment to increase the number of shares available under the 2016 Directors’ Plan is not approved, the Company will lose a critical tool for recruiting and retaining and retain highly-qualified persons to serve as non-employee directors, and helping to maintain the desired alignment of such directors’ interests with the interests of our stockholders.

•

We manage our equity incentive program thoughtfully. We manage our long-term stockholder dilution by limiting the number of equity awards granted annually and limiting what we grant to what we believe is an appropriate amount of equity necessary to attract, reward and retain employees and non-employee directors. Our three-year average burn rate, which we define as the number of Shares subject to equity awards granted plus earned in a fiscal year divided by the weighted average Shares outstanding for that fiscal year, was 1.63% for fiscal years 2018 through 2020.

Information Regarding Company Equity Awards in the Last Three Fiscal Years

Information provided in the table below includes awards granted under the 2016 Directors’ Plan, the 2013 Equity and Incentive Compensation Plan (as amended), and the 1995 Non-Employee Directors’ Stock Plan.

Fiscal Year	Stock Options and SARs Granted	RSUs Granted	PSUs Earned(1)	Total Granted or Earned	Weighted Average Number of Shares Outstanding	Equity Burn Rate %(2)
2020	805,678	557,073	124,077	1,486,828	78,939,020	1.88
2019	229,344	285,075	472,428	986,847	79,632,325	1.24
2018	229,440	286,612	908,566	1,424,618	80,716,000	1.76
(1)

The amount of PSUs earned is based on the actual performance through the end of the applicable three-year performance period. Target PSUs were granted in 2020, 2019, and 2018 in the amounts of 525,189, 277,307, and 240,008, respectively.

(2)

Equity burn rate is the total number of shares subject to stock options, restricted stock units granted and earned performance share units in the year divided by the weighted average number of Shares outstanding during the fiscal year.

Information Regarding Company Share Dilution and Overhang as of December 31, 2020

Information provided in the table below includes awards granted under the 2016 Directors’ Plan, the 2013 Equity and Incentive Compensation Plan (as amended), and the 1995 Non-Employee Directors’ Stock Plan.

Stock Options and SARs Outstanding(1)	Non-vested RSUs and PSUs Outstanding	Shares Available for Future Grant (2013 Plan)	Shares Available for Future Grant (2016 Directors’ Plan)	Total Shares Outstanding or Available for Future Grant	Common Shares Outstanding at Fiscal Year End (less treasury stock)	Diluted Overhang at 12/31/20(2)	Additional Share Request from Amendment No. 2	Diluted Overhang Including Share Request(3)
2,401,131	1,382,605	3,009,332	75,994	6,869,062	78,924,370	8.01%	400,000	8.43%
(1)	Outstanding stock options and SARs had a weighted average exercise price of $14.37 and a weighted average remaining term of 6.53 years.
(2)

Diluted Overhang is the Total Shares Outstanding or Available for Future Grant divided by the number of Common Shares outstanding on December 31, 2020 (less treasury stock) plus Total Shares Outstanding or Available for Future Grant.

(3)

Diluted Overhang including Share Request is the Total Shares Outstanding or Available for Future Grant plus Additional Share Request from Amendment No. 2 divided by the number of Common Shares outstanding on December 31, 2020 (less treasury stock) plus Total Shares Outstanding or Available for Future Grant plus Additional Share Request from Amendment No. 2.

Nature of the Amendment

Amendment No. 2 to the 2016 Directors’ Plan modifies the existing 2016 Directors’ Plan to increase the aggregate number of shares available for awards to non-employee directors under the 2016 Directors’ Plan from 400,000 shares to a total of 800,000 available shares, which will increase the number of shares available for new awards made (assuming the amendment is approved) from 75,994 remaining shares to 475,994 remaining shares. All currently outstanding awards under the existing 2016 Directors’ Plan (as in effect prior to Amendment No. 2) will not be affected by the adoption of Amendment No. 2, and will continue to remain outstanding in accordance with their terms.

Description of the 2016 Directors’ Plan, as Amended

The following is a description of the principal provisions of the 2016 Directors’ Plan, as amended. This summary is qualified in its entirety by reference to the full text of Amendment No. 2 attached as Appendix A to this Proxy Statement, and to the 2016 Directors’ Plan document, together with Amendment No. 1 thereto, which have been previously filed with the Securities and Exchange Commission and are available as Exhibit 10(r)(i) and Exhibit 10(r)(ii), respectively, to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Administration

The 2016 Directors’ Plan is administered by the Board, provided, however, that a committee of the Board may perform the functions of the Board under the 2016 Directors’ Plan to the extent authorized under such committee’s charter. In the event that a committee performs the functions of the Board, all references to the Board in this summary shall be deemed to include such committee (herein, the “Committee”). Subject to the express provisions of the 2016 Directors’ Plan, the Board has the authority, in its discretion, to interpret the 2016 Directors’ Plan, establish rules and regulations for its operation, select eligible individuals to receive awards and determine the form and amount and other terms and conditions of such awards.

Summary of Award Terms and Conditions

Awards under the 2016 Directors’ Plan include nonqualified stock options, stock appreciation rights, restricted shares of common stock and restricted stock units.

Stock Options

The Board may grant to a participant options to purchase Company common stock that do not qualify as incentive stock options (“nonqualified stock options”). The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the Board.

The exercise price for stock options will be determined by the Board in its discretion, but may not be less than 100% of the fair market value of one share of the Company’s common stock on the date when the stock option is granted.

Stock options must be exercised within a period fixed by the Board that may not exceed ten years from the date of grant. Unless otherwise determined by the Board, each stock option will become fully exercisable one year after the date of grant; provided, however, that a stock option previously granted to a participant will be fully exercisable after the participant ceases to serve as a director of the Company due to death or disability or retirement under the Company’s then-applicable mandatory retirement policy.

Payment for shares of common stock on the exercise of stock options may be made in cash, shares of the Company’s common stock held by the participant or, at the Board’s discretion, in any other form of consideration acceptable to the Committee (including one or more forms of “cashless” or “net” exercise).

Stock Appreciation Rights

A participant may receive an award of stock appreciation rights, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of common stock on the exercise date over the grant price, multiplied by (ii) the number of shares of common stock with respect to which the stock appreciation right is exercised.

The grant price for a stock appreciation right will be 100% of the fair market value of one share of the Company’s common stock on the date when the stock appreciation right is granted. Stock appreciation rights must be exercised within a period fixed by the Board that may not exceed ten years from the date of grant. Upon exercise of a stock appreciation right, payment may be made in cash, shares of Company stock or a combination of cash and stock.

Restricted Shares and Restricted Units

The Board may award to a participant shares of common stock subject to specified restrictions (“restricted shares”). All awards of restricted shares that vest based on the passage of time shall vest no more rapidly than one year from the date of grant (“time-based restricted stock”); provided, however, that up to 5% of the time-based restricted stock may be subject to a more accelerated vesting schedule.

The Board also may award to a participant units representing the right to receive the value of a share of common stock (“restricted units”). Settlement of vested restricted units may be made in the form of cash, shares of Company stock or a combination of cash and stock. Unless otherwise determined by the Board, if not previously forfeited, restricted units shall vest at the close of business on the earlier of the first anniversary of the date of grant of such award or the annual meeting of stockholders in the year following the year of grant.

The terms and conditions of restricted share and restricted unit awards are determined by the Committee.

Eligibility and Limitation on Awards

Eligibility to participate in the 2016 Directors’ Plan is limited to non-employee directors of the Company, a group which currently includes the seven non-employee directors who are serving and have been nominated for reelection in this proxy statement. While the selection of participants is within the discretion of the Board, it is presently contemplated that, if Amendment No. 2 to the 2016 Directors’ Plan is approved by Stockholders, the Company’s seven current non-employee directors will be eligible to receive awards under the 2016 Directors’ Plan as amended. The maximum amount of awards that can be granted under the 2016 Directors’ Plan to a single participant in any calendar year is awards totaling $400,000.

Shares Subject to the 2016 Directors’ Plan

Subject to stockholder approval of the proposed Amendment No. 2, the total number of shares of the Company’s common stock reserved for issuance with respect to awards under the 2016 Directors’ Plan will be increased from 400,000 shares to 800,000, shares, which will increase the number of shares available for new awards from 75,994 remaining shares to 475,994 remaining shares.

Shares of common stock underlying awards granted under the 2016 Directors’ Plan that expire or are forfeited or terminated for any reason (with the exception of the termination of a tandem stock appreciation right upon exercise of the related stock option, or the termination of a related stock option upon exercise of the corresponding tandem stock appreciation right), as well as any shares underlying a stock appreciation right that is settled in cash rather than stock, will be available for future grants under the 2016 Directors’ Plan. In addition:

•

If shares are tendered or otherwise used in payment of the option price of a stock option, the total number of shares covered by the option being exercised will reduce the number of shares available under the 2016 Directors’ Plan;

•	Shares withheld by the Company to satisfy the tax withholding obligation will reduce the number of shares available under the 2016 Directors’ Plan; and
•

The number of shares covered by a stock appreciation right, to the extent that it is exercised and settled in stock, and whether or not all shares covered by the stock appreciation right are actually issued to the participant, will be considered issued.

If a participant has elected to give up the right to receive compensation in exchange for shares based on fair market value, such shares will not count as shares issued under the 2016 Directors’ Plan.

Anti-Dilution Protections

In the event of any change in corporate capitalization such as a stock split or stock dividend, or a corporate transaction such as any reorganization, merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, such adjustment shall be made in the number and class of shares which are reserved and may be delivered under the 2016 Directors’ Plan, in the number and class of and/or price of Shares subject to outstanding awards, and in any award limits as may be determined to be appropriate and equitable by the Board.

Amendment and Termination

Subject to the terms of the 2016 Directors’ Plan, the Board may alter, amend, suspend or terminate the 2016 Directors’ Plan in whole or in part; provided, however, no amendment shall, without stockholder approval, (i) materially increase the benefits accruing to participants under the 2016 Directors’ Plan; (ii) materially increase the number of securities which may be issued under the 2016 Directors’ Plan; or (iii) materially modify the requirements for participation in the 2016 Directors’ Plan.

No Repricing

Except in connection with a corporate transaction involving the Company, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding stock options or stock appreciation rights, or cancel outstanding stock options or stock appreciation rights in exchange for cash, other awards or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights without stockholder approval.

Federal Income Tax Consequences

The federal income tax consequences of the issuance and exercise of awards under the 2016 Directors’ Plan are as described below. The following information is only a summary of the tax consequences of the awards, and participants should consult with their own tax advisors with respect to the tax consequences inherent in the ownership or exercise of the awards, and the ownership and disposition of any underlying securities.

Stock Options

A participant who is granted a nonqualified stock option under the 2016 Directors’ Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the participant will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant, subject to certain limits on the deductibility of compensation under the Code. Upon disposition of the shares purchased pursuant to the stock option, the participant will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the participant as ordinary income.

Stock Appreciation Rights

A participant who is granted stock appreciation rights will normally not recognize any taxable income on the receipt of the award. Upon the exercise of a stock appreciation right, (i) the participant will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of our stock from the date of grant of the award to the date of exercise), and (ii) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the participant, subject to certain limits on the deductibility of compensation under the Code.

Restricted Stock

A participant will not be taxed at the date of an award of restricted shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the participant, within 30 days after transfer of such restricted shares to the participant, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such award. The Company will be entitled to a corresponding deduction, subject to certain limits on the deductibility of compensation under the Code. Any disposition of shares after the restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares to the employee in connection with the original award, if the employee elects to be taxed on the fair market value upon such transfer). To the extent dividends are payable during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant at ordinary income tax rates and will be deductible by the Company unless the participant has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the participant as dividends and will not be deductible by the Company.

Restricted Share Units

A participant will normally not recognize taxable income upon an award of restricted share units, and the Company will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the settlement of the award, the participant will recognize ordinary taxable income in an amount equal to any cash received and the fair market value of any common stock received and the Company will be entitled to a deduction in the same amount, subject to certain limits on deductibility of compensation under the Code. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period.

Effective Date

The 2016 Directors’ Plan was originally effective as of February 19, 2016, and Amendment No. 1 to the 2016 Directors’ Plan was effective as of July 27, 2016. If approved by the stockholders of the Company, Amendment No. 2 to the 2016 Directors’ Plan will be effective as of the date of stockholders’ approval. If Amendment No. 2 is not approved by the stockholders, the 2016 Directors’ Plan will continue in effect, subject to its existing terms and conditions.

Required Vote

The affirmative vote of a majority of the outstanding Shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this proposal to amend the 2016 Directors’ Plan to increase the number of Shares reserved for issuance under such plan.

The Board of Directors recommends a vote “FOR” the proposal to approve Amendment No. 2 to the 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan.

Transactions with Related Persons

For the fiscal year ended December 31, 2020, there were no transactions with the Company in which any related person had a direct or indirect material interest that would be required to be disclosed pursuant to Item 404 of Regulation S-K, nor were any such transactions planned.

Policies and Procedures Regarding Transactions with Related Persons

Our policies and procedures regarding related person transactions are set forth in writing in the Governance Committee Charter and in our Code of Conduct. As set forth in its charter, the Governance Committee is generally responsible for reviewing and approving all material transactions with any related person. Related persons include any of our Directors, Director nominees or executive officers and certain of our stockholders, and their immediate family members. Copies of the Governance Committee’s Charter and our Code of Conduct are available at the Corporate Governance section of our website at www.harsco.com/corporate-governance. Approval of related person transactions by our full Board may also be warranted under certain circumstances (for example, to allow for approval of a related person transaction by a majority of disinterested Directors).

To identify related person transactions, each year we submit and require our Directors and officers to complete Directors’ and Officers’ Questionnaires identifying any and all transactions with us in which the officer or Director (or their family members) has an interest. We review related person transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests. We expect our Directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which could present a conflict between our interests and their own personal interests.

Our Directors, officers and employees are prohibited from using their position of employment or other relationship with us to influence decisions concerning business transactions between us and a company in which they or a member of their immediate family has a personal interest through ownership, with the exception of investments in publicly-held corporations when the investment results in less than a one percent ownership interest. In addition, Directors, officers and employees must not accept personal favors or benefits from those dealing with us that could influence or could give the impression of influencing their business judgment. Our Code of Conduct, which applies to each of our Directors, officers and employees, sets forth our expectations regarding potential and actual conflicts of interest. The section of the Code of Conduct entitled “My Commitment to the Company” covers the concept of conflicts of interest and our view about when an inappropriate undertaking may be occurring.

Executive Development and Succession

The executive development process ensures continuity of leadership over the long term, and it forms the basis on which we make ongoing executive assignments. Through the integration of the performance assessment and executive development processes, position assignments are made based on executives’ qualifications and readiness for the position. Our future leaders are developed through these carefully selected assignments. We believe that consistent and ongoing application of this process meets the long-range requirements of the business and achieves competitive advantage.

Each year, our MD&C Committee reviews our leadership talent development program to ensure good performance and alignment between business strategies and operating plans. The Board annually reviews the results of the leadership capability and succession process with the Chairman, President & CEO in executive session.

Compensation Committee Interlocks and Insider Participation

Messrs. Everitt, Longhi and Purvis and Ms. Eddy served as members of our MD&C Committee during 2020. None of them served as one of our officers or employees or as an officer or employee of any of our subsidiaries during that time or in the past, and none of them or any other Director served as an executive officer of any entity for which any of our executive officers serve as a director or a member of its compensation committee.

None of the members of our MD&C Committee has a relationship with us that is required to be disclosed under Item 404 of Regulation S-K under the Exchange Act.

Other Matters

Householding of Proxy Materials

We and some brokers “household” the Letter from our Chairman & CEO, Annual Report on Form 10-K and other proxy materials, delivering a single copy of each to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate copy of the proxy materials, including the Letter from our Chairman & CEO and Annual Report on Form 10-K, or if you are receiving multiple copies of the proxy materials and wish to receive only one, please notify your broker, if your shares are held in a brokerage account, or us, if you hold registered shares, at which time we will promptly deliver separate copies of the materials to each of the affected stockholders or discontinue the practice, according to your wishes. You can notify us by sending a written request to Harsco Corporation, 350 Poplar Church Road, Camp Hill, PA 17011 or by calling (717) 763-7064.

Stockholder Proposals and Nominations for Presentation at 2022 Annual Meeting of Stockholders

The 2022 Annual Meeting of Stockholders is expected to be held on April 20, 2022. If one of our stockholders wishes to submit a proposal for consideration at the 2022 Annual Meeting of Stockholders, such proposal must be received at our executive offices no later than November 10, 2021 to be considered for inclusion in our Proxy Statement and Proxy Card relating to the 2022 Annual Meeting of Stockholders. Although a stockholder proposal received after such date will not be entitled to inclusion in our Proxy Statement and Proxy Card, a stockholder can submit a proposal for consideration at the 2022 Annual Meeting of Stockholders in accordance with our by-laws if written notice is mailed and received at the principal executive offices of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (i.e., not later than January 20, 2022); provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder in order to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if the first public announcement or notice of the date of such annual meeting is made or given to stockholders less than 100 days prior to the date of such annual meeting, the close of business on the 10th day following the day on which public announcement was made or notice of the date of such meeting is mailed, whichever first occurs.

In order to nominate a candidate for election as a Director at the 2022 Annual Meeting of Stockholders, a stockholder must provide written notice and supporting information to the Secretary of the Company by personal delivery or mail not later than January 20, 2022. If the stockholder does not also comply with the requirements of Rule 14a-4(c) under the Exchange Act by providing notice to the Company by such date, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal.

APPENDIX A

2016 NON-EMPLOYEE DIRECTORS’ LONG-TERM EQUITY COMPENSATION PLAN

Amendment No. 2

WHEREAS, the Board of Directors and stockholders of Harsco Corporation (the “Corporation”) have adopted the 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan (the “Plan”);

WHEREAS, pursuant to Section IV.A. of the Plan, a total of 400,000 shares of the common stock, par value $1.25 per share, of the Corporation (the “Common Stock”) have been reserved for issuance under the Plan;

WHEREAS, the Corporation desires to increase the number of shares issuable under the Plan to an aggregate of 800,000 shares, including shares previously issued thereunder; and

WHEREAS, Section XIII of the Plan permits the Corporation to amend the Plan from time to time, subject only to certain limitations specified therein;

NOW, THEREFORE, the following amendment and modification is hereby made a part of the Plan subject to, and effective as of the date of, the approval of stockholders of the Plan as amended at the Corporation’s Annual Meeting of Stockholders on April 20, 2021:

1.          Section IV.A of the Plan shall be, and hereby is, amended such that the first sentence of such section shall hereby read as follows:

“Subject to Sections IV.B and IV.C herein, the maximum number of Shares with respect to which Awards may be granted to Participants under the Plan shall be eight hundred thousand (800,000) shares.”

2.          In all other respects, the Plan, as amended, is hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has executed this Amendment No. 2 to the 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan.

HARSCO CORPORATION

By:

Name: Russell C. Hochman

Title: Corporate Secretary

A-1

Your vote matters - here’s how to vote! You may vote online or by phone instead of mailing this card.
Online Go to www.envisionreports.com/hsc or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/hsc

2021 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.
1.	Election of Directors:												+
		For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
	01 - J. F. Earl	☐	☐	☐	02 - K. G. Eddy	☐	☐	☐	03 - D. C. Everitt	☐	☐	☐
	04 - F. N. Grasberger III	☐	☐	☐	05 - C. I. Haznedar	☐	☐	☐	06 - M. Longhi	☐	☐	☐
	07 - E. M. Purvis, Jr.	☐	☐	☐	08 - P. C. Widman	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2021.	☐	☐	☐	3.	Vote, on an advisory basis, to approve named executive officer compensation.	☐	☐	☐

4.	Vote on an Amendment No. 2 to the 2016 Non-Employee Directors’ Long-Term Equity Compensation Plan.	☐	☐	☐

					.

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

⬛	∎	1 P C F	+

03EF7B

The 2021 Annual Meeting of Stockholders of Harsco Corporation will be held on

Tuesday, April 20, 2021 at 9:00 a.m. Eastern Time, virtually via the Internet at www.meetingcenter.io/222996118.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

The password for this meeting is – HSC2021.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The material is available at: www.envisionreports.com/hsc.

Small steps make an impact.
Help the environment by consenting to receive electronic
delivery, sign up at www.envisionreports.com/hsc

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Harsco Corporation

Notice of 2021 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting – April 20, 2021

F. N. Grasberger III, C. I. Haznedar and D. C. Everitt, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Harsco Corporation to be held on April 20, 2021 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

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